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EXHIBIT 1A-6

MATERIAL CONTRACTS

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ARMED FORCES BREWING COMPANY, INC.

2020 EQUITY INCENTIVE PLAN

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Seawolf Brewing Company, Inc., a Delaware corporation, has adopted this Equity Incentive Plan, effective as of September 10, 2020, for the benefit of its directors and certain key consultants on the terms and conditions provided in this Plan.

1.Definitions. As used in this Plan, the following capitalized terms have the meanings set forth below:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means any right granted under this Plan, including an Incentive Share Option, a Non- qualified Share Option, a Share Appreciation Right, a Restricted Award, a Performance Share Award, or any Other Equity- Based Award.

“Award Agreement” means a written agreement, certificate, or other document or instrument evidencing the terms and conditions of an individual Award granted under this Plan, which may, in the discretion of the Company, be transmitted electronically to any Participant, and each of which will be subject to the terms and conditions of this Plan.

“Beneficial Owner” has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular person, the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to a Consultant: (a) if there is a service or employment agreement between the Participant and the Company or an Affiliate and the agreement contains a definition of “Cause,” the definition contained in that agreement; or (b) if no such agreement exists or, if the agreement does not define Cause:

(i)the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony under federal law or the law of the state in which the action occurred;

(ii)the Participant’s disloyalty or dishonesty in the course of fulfilling his or her duties to the Company or any Affiliate;

(iii)the Participant’s disclosure of Company or Affiliate trade secrets or breach of any confidentiality agreement between the Participant and the Company or any Affiliate, any agreement containing any non-disclosure obligations between the Company or any Affiliate and any third party, or any similar agreement;

(iv)willful and deliberate failure of the Participant to perform duties in any material respect;

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(v)the Participant’s commission of an act of theft, fraud, or embezzlement against the Company or any of the Company’s Affiliates, customers, suppliers, vendors, partners, licensors, or licensees;

(vi)the Participant’s gross negligence in the performance of her or his duties;

(vii)the Participant’s violation of any of the written policies and procedures of the Company or any Affiliate;

(viii)the Participant’s breach of a fiduciary duty of loyalty owed to the Company or any Affiliate by knowingly engaging (without disclosure to and approval of the Board) in any act that constitutes the receipt of an improper personal benefit, the usurpation of a business opportunity of the Company or any Affiliate, or a transaction with the Company or any Affiliate in which the Participant has a conflict of interest with the Company or the Affiliate; or

(ix)any other events as may be determined in good faith by the Board.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the Director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Board has the sole discretion to determine whether Cause exists and all matters and questions relating to whether a Participant has been discharged for Cause, and the Board’s determination will be final.

“Change in Control” means the occurrence of any of the following:

(a)one person (or more than one person acting as a group) acquires ownership of capital share that, together with the capital share held by the person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Share of the Company; provided that, a Change in Control will not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Share and acquires additional Share;

(b)one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before the acquisition;

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(c)one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company’s share possessing 30% or more of the total voting power of the share of the Company;

(d)a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

Notwithstanding the foregoing, a Change in Control will not occur unless the transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued under that Code.

“Class C Share” means a share of Class C common stock of the Company, or any other securities of the Company as may be designated by the Board from time to time in substitution for the Class C common stock.

“Company” means Seawolf Brewing Company, Inc., a Delaware corporation, or any successor to its assets or business that becomes bound by all the terms and provisions of this Plan by agreement, operation of law, or otherwise.

“Consultant” means any individual or entity that performs bona fide services for the Company or an Affiliate, other than as a Director.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as a Consultant, or Director, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as a Consultant, or Director or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence will only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from a Consultant of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence. The Board or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, will be deemed to result in a termination of Continuous Service for purposes of affected Awards, and that decision will be final, conclusive and binding.

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“Detrimental Activity” means any of the following: (a) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (b) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Affiliates for Cause;

(c) the breach of any non-competition, non-solicitation, non-disparagement, or other agreement containing restrictive covenants, with the Company or any Affiliate; (c) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Board in its sole discretion; or (e) any other conduct or act determined to be materially injurious, detrimental, or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Board in its sole discretion.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Share Option pursuant to Section 6.10, the term Disability will have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability will be determined under procedures established by the Board. Except in situations where the Board is determining Disability for purposes of the term of an Incentive Share Option pursuant to Section 6.10 within the meaning of Section 22(e)(3) of the Code, the Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning provided in Section 14.12.

“Effective Date” means September 10, 2020.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Class C Share as determined as follows: (a) if the Class C Share is listed on any established share exchange or a national market system, including the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value will be the closing price of a Class C Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on the exchange or system on the day of determination, as reported in the Wall Street Journal; (b) if the shares are not listed on an established share exchange or national market system, but there is a public market for the Class C Shares on the applicable date, the closing price of the shares as reported or quoted on the immediately preceding date; and (c) in the absence of an established or public market for the Class C Share, the Fair Market Value will be determined in good faith by the Board after taking into consideration all factors that it deems appropriate, including Sections 409A and 422 of the Code, and that determination will be conclusive and binding on all persons.

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“Fiscal Year” means the Company’s fiscal year.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)If a Consultant is a party to an employment or service agreement with the Company or any of its Affiliates and the agreement provides for a definition of Good Reason, the definition contained in that agreement; or

(b)If no such agreement exists or if the agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status, or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 35 miles.

“Grant Date” means the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in the resolution, then the date as is set forth in the resolution.

“Incentive Share Option” means an Option that is designated by the Board as an incentive share option within the meaning of Section 422 of the Code and that meets the requirements set out in this Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

“Non-qualified Share Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Share Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under Section 16.

“Option” means an Incentive Share Option or a Non-qualified Share Option granted pursuant to this Plan.

“Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, any other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a Class C Share may be purchased upon the exercise of an Option.

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“Other Equity-Based Award” means an Award that is not an Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Class C Shares or that is measured by reference to the value of Class C Shares.

“Participant” means an eligible person to whom an Award is granted pursuant to this Plan or, if applicable, any other person who holds an outstanding Award. A Director or Consultant becomes a Participant upon the person’s acknowledgement, execution, and delivery to the Company of an Award Agreement.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based on business criteria or other performance measures determined by the Board in its discretion.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.

“Performance Share” means the grant of a right to receive a number of actual Class C Shares based upon the performance of the Company during a Performance Period, as determined by the Board.

“Performance Share Award” means any Award granted pursuant to Section 7.3 of this Plan.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Board in connection with a program established and approved by the Board pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Share Option; and (c) all other transferees as may be permitted by the Board in its sole discretion.

“Plan” means this Seawolf Brewing Company, Inc. 2020 Equity Incentive Plan, as originally adopted by the Company, and as amended, modified, restated, or supplemented from time to time in accordance with its terms.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a). “Restricted Period” has the meaning set forth in Section 7.2(a).

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“Restricted Share” means a Class C Share, subject to certain specified restrictions (including a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of this Plan.

“Restricted Share Unit” means an unfunded and unsecured promise to deliver Class C Shares, cash, other securities, or other property, subject to certain restrictions (including a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of this Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended. “Share” means the Class C Shares of the Company.

“Share Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Share Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a Class C Share on the date the Award is exercised, over (b) the exercise price specified in the Share Appreciation Right Award Agreement.

“Share for Share Exchange” has the meaning set forth in Section 6.4. “Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) share possessing more than 10% of the total combined voting power of all classes of share of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

2. Purpose; Eligibility.

2.1 Name. The name of this Plan is the Seawolf Brewing Company, Inc. 2020 Equity Incentive Plan.

2.2 Purposes. The purposes of this Plan are to: (a) enable the Company and any Affiliate to attract and retain the types of Consultants and Directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of Consultants, and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

2.3Eligible Award Recipients. The persons eligible to receive Awards are the Consultants and Directors of the Company and its Affiliates and any other individuals designated by the Board who are reasonably expected to become Consultants and Directors after the receipt of Awards.

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2.4Available Awards. Awards that may be granted under this Plan include: (a) Incentive Share Options; (b) Non-qualified Share Options; (c) Share Appreciation Rights; (d) Restricted Awards; (e) Performance Share Awards; and (f) Other Equity-Based Awards.

3. Administration.

3.1Authority. This Plan will be interpreted, administered, and operated by the Board, which will have complete authority in its sole discretion, subject to the express provisions of this Plan, to (a) construe, interpret, and apply this Plan and each of its provisions, (b) prescribe, amend, and rescind rules and regulations relating to this Plan, (c) authorize any person to execute, on behalf of the Company, any document required to carry out the purposes of this Plan, (d) select, subject to any limitations set forth in this Plan, those persons who constitute Participants, (e) interpret, administer, reconcile any inconsistency in, correct any defect in, or supply any omission in this Plan and any document or agreement relating to this Plan, and (f) exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of this Plan. Additionally, subject to the terms of this Plan, the Board has authority to:

(a)determine when Awards are to be granted under this Plan and the applicable Grant Date;

(b)from time to time select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards will be granted;

(c)determine the number of Class C Shares to be made subject to each Award;

(d)determine whether each Option is to be an Incentive Share Option or a Non-qualified Share

Option;

(e)prescribe the terms and conditions of each Award, including the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to the grant;

(f)determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Periods, and the number of Performance Shares earned by a Participant;

(g)amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, the amendment will also be subject to the Participant’s consent;

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(h)determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of employment for purposes of this Plan, which periods will be no shorter than the periods generally applicable to employees under the Company’s employment policies;

(i)make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(j)interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; and

(k)exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of this Plan.

The Board may delegate any of its duties under this Plan to a committee, or to any person or persons from time to time as it may designate. All decisions, interpretations, and other actions of the Board (or the committee) will be final, conclusive, and binding on all parties who have an interest in this Plan or any Award. The Board’s determinations under this Plan need not be uniform and all Board determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Board may make non-uniform and selective determinations, amendments, and adjustments, and enter into non-uniform and selective Award Agreements.

Notwithstanding any provision of this Plan to the contrary, neither the adoption or establishment of this Plan, the eligibility of any person for an Award of, the grant of any Award to any other person, nor anything contained in this Plan or any Award Agreement will be deemed to (i) confer on any person any right to be granted an award (other than as expressly set forth in an Award Letter signed by both the person and the Company), or (ii) require any award to any Participant to be similar to any award that is made to another Participant, regardless of whether the Participants share similar qualities, are in similar positions, have similar responsibilities, or are otherwise similar in any respect. Nothing contained in this Plan creates or should be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

3.2No Liability. No member of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) will be liable for any action, inaction, determination, or interpretation made by the Board with respect to this Plan or any Award. All expenses and liabilities that members of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) incur in connection with the administration of this Plan will be borne by the Company or its successor. No members of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) will be personally liable for any action, inaction, determination, or interpretation made in good faith with respect to this Plan or any Award, and the Company or its successor shall fully indemnify and hold harmless all members of the Board (and each

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person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) in respect of any such action, inaction, determination, or interpretation.

3.3Reliance on Advice. The Board may employ attorneys, consultants, accountants, appraisers, brokers, and other persons in connection with this Plan. The Board and the officers and employees of the Company may rely on the advice, opinions, or valuations of any of those persons.

3.4Delegation. The Board may delegate administration of this Plan to a committee of one or more members of the Board, and the term “committee” will apply to any person or persons to whom that authority has been delegated. The committee may delegate to a subcommittee any of the administrative powers the committee is authorized to exercise (and references in this Plan to the Board or the committee thereafter includes the committee or subcommittee), subject, however, to any resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and re-vest in the Board the administration of this Plan. The Board will appoint the members of the committee, and the members of the committee will serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution for, and fill vacancies, however caused, in the committee. The committee will act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members. The committee will maintain minutes of all of its meetings and copies of those minutes must be provided to the Board. Subject to the limitations prescribed by this Plan and the Board, the committee may establish and follow any rules and regulations for the conduct of its business as it may determine to be advisable.

3.5Committee Composition. Except as otherwise determined by the Board, at any time the Company has securities registered under the Exchange Act, the committee will consist solely of two or more Non-Employee Directors. The Board will have discretion to determine whether it intends to comply with the exemption requirements of Exchange Act Rule 16b-3. However, if the Board intends to satisfy those exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the committee must be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of that authority, the Board or the committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing in this Plan creates an inference that an Award is not validly granted under this Plan if Awards are granted under this Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.6Indemnification. In addition to any other rights of indemnification as they may have as Directors or members of the committee, and to the extent allowed by applicable laws, the Company shall indemnify the committee members against the reasonable expenses, including

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attorney’s fees, actually incurred in connection with any suit, action, or proceeding or in connection with any appeal, to which the committee members may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the committee members in settlement (provided, however, that the settlement has been approved by the Company, which approval must not be unreasonably withheld) or paid by the committee members in satisfaction of a judgment in any suit, action, or proceeding, except in relation to matters as to which it is adjudged in the suit, action, or proceeding that the committee member did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such suit, action, or proceeding, the committee member must, in writing, offer the Company the opportunity at its own expense to handle and defend the suit, action, or proceeding.

4. Shares Subject to this Plan.

4.1Number of Shares. Subject to adjustment in accordance with Section 11, no more than 100,000 Class C Shares will be available for the grant of Awards under this Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of Class C Shares required to satisfy the Awards.

4.2 Available Shares. Class C Shares available for distribution under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

4.3ISO Limit. Subject to adjustment in accordance with Section 11, no more than 100,000 Class C Shares may be issued in the aggregate pursuant to the exercise of Incentive Share Options (the “ISO Limit”)

4.4Director Limit. The maximum number of Class C Shares subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to the Director during the Fiscal Year may not exceed a total value of $100,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Officer Limit. The maximum number of Class C Shares subject to Awards granted during a single Fiscal Year to any Officer, together with any cash fees paid to the Director during the Fiscal Year may not exceed a total value of $100,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.6Award Expiration. Any Class C Shares subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Class C Shares to which the Award related will again be available for issuance under this Plan. Notwithstanding anything to the contrary contained in this Plan, shares subject to an Award under this Plan will not again be made available for issuance or delivery under this Plan if those shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld

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by the Company to satisfy any tax withholding obligation, or (c) shares covered by a share-settled Share Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.7Substitute Awards. Awards may, in the sole discretion of the Board, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not be counted against the Total Share Reserve;  provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Share Options will be counted against the ISO Limit. Subject to applicable share exchange requirements, if any, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or transaction) may be used for Awards under this Plan and will not count toward the Total Share Limit.

5. Eligibility.

5.1Eligibility for Specific Awards. Incentive Share Options may be granted only to employees under a separate plan. Awards other than Incentive Share Options may be granted to Consultants and Directors and those individuals whom the Board determines are reasonably expected to become Consultants and Directors following the Grant Date.

5.2Ten Percent Shareholders. A Ten Percent Shareholder may not be granted an Incentive Share Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Class C Share on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions.

Each Option granted under this Plan will be evidenced by an Award Agreement. Each Option so granted will be subject to the conditions set forth in this Section 6, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options will be separately designated Incentive Share Options or Non-qualified Share Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Class C Shares purchased upon exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Share Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of the Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option must include (through incorporation of provisions of this Plan by reference in the Option or otherwise) the substance of each of the following provisions:

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6.1Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Share Option may be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Share Option granted under this Plan will be determined by the Board;  provided, however, no Non-qualified Share Option will be exercisable after the expiration of 10 years from the Grant Date.

6.2Exercise Price of an Incentive Share Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Share Option must not be less than 100% of the Fair Market Value of the Class C Share subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Share Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3Exercise Price of a Non-qualified Share Option. The Option Exercise Price of each Non- qualified Share Option must be not less than 100% of the Fair Market Value of the Class C Share subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Share Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4Consideration. The Option Exercise Price of Class C Share acquired pursuant to an Option must be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Board, upon any terms as the Board may approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Class C Share, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific Class C Shares that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of Class C Shares equal to the difference between the number of shares thereby purchased and the number of identified attestation Class C Shares (a “Share for Share Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of Class C Shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the exercise price of Class C Share acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Class C Share acquired, directly or indirectly from the Company, must be paid only by Class C Shares that have been held for more than six months (or any longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Class C Share is publicly traded (i.e., the Class C Share is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or

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arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 is prohibited with respect to any Award under this Plan.

6.5Transferability of an Incentive Share Option. An Incentive Share Option is not transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.6Transferability of a Non-qualified Share Option. A Non-qualified Share Option may, in the sole discretion of the Board, be transferable to a Permitted Transferee, upon written approval by the Board to the extent provided in the Award Agreement. If the Non-qualified Share Option does not provide for transferability, then the Non-qualified Share Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.7Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to any other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a Class C Share. The Board may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination) but only within the period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement;  provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) will immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option will terminate.

6.9Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of

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Class C Shares would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1, or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of the registration or other securities law requirements.

6.10Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination), but only within the period of time ending on the earlier of (a) the date 12 months following the termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in this Section 6.10 or in the Award Agreement, the Option will terminate.

6.11Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option will terminate.

6.12Incentive Share Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Class C Share with respect to which Incentive Share Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions of the Options that exceed that limit (according to the order in which they were granted) will be treated as Non-qualified Share Options.

6.13Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) granted to a Participant will immediately terminate and cease to be exercisable on the date on which the Optionholder engages in Detrimental Activity.

7. Provisions of Awards Other Than Options.

7.1 Share Appreciation Rights.

(a)General. Each Share Appreciation Right granted under this Plan will be evidenced by an Award Agreement. Each Share Appreciation Right so granted will be subject to the

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conditions set forth in this Section 7.1, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Share Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under this Plan (“Related Rights”).

(b)Grant Requirements. Any Related Right that relates to a Non-qualified Share Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Share Option must be granted at the same time the Incentive Share Option is granted.

(c)Term of Share Appreciation Rights. The term of a Share Appreciation Right granted under this Plan will be determined by the Board; provided, however, no Share Appreciation Right will be exercisable later than the tenth anniversary of the Grant Date.

(d)Vesting of Share Appreciation Rights. Each Share Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Share Appreciation Right may be subject to all other terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Share Appreciation Rights may vary. No Share Appreciation Right may be exercised for a fraction of a Class C Share. The Board may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any Share Appreciation Right upon the occurrence of a specified event.

(e)Exercise and Payment. Upon exercise of a Share Appreciation Right, the holder will be entitled to receive from the Company an amount equal to the number of Class C Shares subject to the Share Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Class C Share on the date the Award is exercised, over (ii) the exercise price specified in the Share Appreciation Right or related Option. Payment with respect to the exercise of a Share Appreciation Right will be made on the date of exercise. Payment must be made in the form of Class C Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Board in its sole discretion), cash, or a combination of cash and Class C Share, as determined by the Board.

(f)Exercise Price. The exercise price of a Free Standing Right will be determined by the Board, but must not be less than 100% of the Fair Market Value of one Class C Share on the Grant Date of the Share Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction with the grant or in the alternative will have the same exercise price as the related Option, will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option;  provided, however, that a Share Appreciation Right, by its terms, may be exercisable only when the Fair Market Value per Class C Share subject to the Share Appreciation Right and related Option exceeds the exercise price per share of the Option and no Share Appreciation Rights may be granted in tandem with an Option unless the Board determines that the requirements of Section 7.1(b) are satisfied.

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(g)Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of Class C Shares for which any related Option will be exercisable will be reduced by the number of shares for which the Share Appreciation Right has been exercised. The number of Class C Shares for which a Related Right is exercisable will be reduced upon any exercise of any related Option by the number of Class C Shares for which the Option has been exercised.

7.2 Restricted Awards.

(a)General. A Restricted Award is an Award of actual Class C Shares (“Restricted Share”) or hypothetical Class C Share units (“Restricted Share Units”) having a value equal to the Fair Market Value of an identical number of Class C Shares, which may, but need not, provide that the Restricted Award may not be sold, assigned, transferred, or otherwise disposed of, pledged, or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for the period (the “Restricted Period”) the Board determines. Each Restricted Award granted under this Plan must be evidenced by an Award Agreement. Each Restricted Award so granted must be subject to the conditions set forth in this Section 7.2, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Share and Restricted Share Units.

(i)Each Participant granted Restricted Share must execute and deliver to the Company an Award Agreement with respect to the Restricted Share setting forth the restrictions and other terms and conditions applicable to the Restricted Share. If the Board determines that the Company will hold the Restricted Share or place the Restricted Share in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Board may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Board, if applicable, and (B) the appropriate blank share power with respect to the Restricted Share covered by the agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Share and, if applicable, an escrow agreement and share power, the Award will be null and void. Subject to the restrictions set forth in the Award, the Participant generally will have the rights and privileges of a shareholder as to the Restricted Share, including the right to vote the Restricted Share (if the Restricted Share has voting rights) and the right to receive dividends, (ii) The terms and conditions of a grant of Restricted Share Units will be reflected in an Award Agreement. No Class C Shares will be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant will have no voting rights with respect to any Restricted Share Units granted under this Plan. The Board may also grant Restricted Share Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Share U  nits”). At the discretion of the Board, each Restricted Share Unit or Deferred Share Unit (representing one Class C Share) may be credited with an amount equal to the cash and share dividends paid by the Company in respect of one Class C Share (“Dividend Equivalents”). Dividend Equivalents will be paid currently (and in no case later than the end of the calendar year in which the dividend is paid

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to the holders of the Class C Share or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Class C Share).

(c) Restrictions.

(i)Restricted Share awarded to a Participant will be subject to the following restrictions until the expiration of the Restricted Period, and to all other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant will not be entitled to delivery of the share certificate; (B) the shares will be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares will be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent the shares are forfeited, the share certificates will be returned to the Company, and all rights of the Participant to the shares and as a shareholder with respect to the shares will terminate without further obligation on the part of the Company.

(ii)Restricted Share Units and Deferred Share Units awarded to any Participant will be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during the period, to the extent provided in the applicable Award Agreement, and to the extent the Restricted Share Units or Deferred Share Units are forfeited, all rights of the Participant to the Restricted Share Units or Deferred Share Units will terminate without further obligation on the part of the Company and (B) all other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)The Board has the authority to remove any or all the restrictions on the Restricted Share, Restricted Share Units, and Deferred Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Share or Restricted Share Units or Deferred Share Units are granted, the action is appropriate.

(d)Restricted Period. With respect to Restricted Awards, the Restricted Period will commence on the Grant Date and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a Class C Share. The Board may, but is not required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)Delivery of Restricted Share and Settlement of Restricted Share Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Share, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement will be of no further force or effect with respect to the shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon the expiration, the Company will deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Share that have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, or at the expiration of the deferral period with respect to any outstanding Deferred Share Units, the Company will

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deliver to the Participant, or his or her beneficiary, without charge, one Class C Share for each such outstanding vested Restricted Share Unit or Deferred Share Unit (“Vested Unit”);  provided, however, that, if explicitly provided in the applicable Award Agreement, the Board may, in its sole discretion, elect to pay cash or part cash and part Class C Share in lieu of delivering only Class C Shares for Vested Units. If a cash payment is made in lieu of delivering Class C Shares, the amount of the payment will be equal to the Fair Market Value of the Class C Share as of the date on which the Restricted Period lapsed in the case of Restricted Share Units, or the delivery date in the case of Deferred Share Units, with respect to each Vested Unit.

(f) Share Restrictions. Each certificate, if any, representing Restricted Share awarded under this Plan will bear a legend in the form the Company deems appropriate.

7.3 Performance Share Awards.

(a)Grant of Performance Share Awards. Each Performance Share Award granted under this Plan will be evidenced by an Award Agreement. Each Performance Share Award so granted will be subject to the conditions set forth in this Section 7.3, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. The Board has the discretion to determine: (i) the number of Class C Shares or share- denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions, and restrictions of the Award.

(b)Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Board are attained within the applicable Performance Period, as determined by the Board.

7.4 Other Equity-Based Awards. The Board may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in amounts and subject to all conditions as the Board may determine in its sole discretion. Each Equity-Based Award will be evidenced by an Award Agreement and will be subject to all conditions, not inconsistent with this Plan, as may be reflected in the applicable Award Agreement.

8. Securities Law Compliance.

Each Award Agreement will provide that no Class C Shares will be purchased or sold pursuant to this Plan and the Award Agreement unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in the form and containing all provisions as the Board may require. The Company will use reasonable efforts to seek to obtain from each regulatory agency or commission having jurisdiction over this Plan any authority as may be required to grant Awards and to issue and sell Class C Shares upon exercise of the Awards;  provided, however, that this undertaking

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does not require the Company to register under the Securities Act this Plan, any Award, or any Class C Share issued or issuable pursuant to any an Award. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory agency or commission the authority that counsel for the Company deems necessary for the lawful issuance and sale of Class C Shares under this Plan, the Company will be relieved from any liability for failure to issue and sell Class C Share upon exercise of the Awards unless and until that authority is obtained.

9. Use of Proceeds from Share.

Proceeds from the sale of Class C Share pursuant to Awards, or upon exercise of an Award, will constitute general funds of the Company.

10. Miscellaneous.

10.1Acceleration of Exercisability and Vesting. The Board has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part of an Award will vest in accordance with this Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2Shareholder Rights. Except as provided in this Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Class C Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date the Class C Share certificate is issued, except as provided in Section 11.

10.3No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant to this Plan confers upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (a) the employment of an employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4Transfer; Approved Leave of Absence. For purposes of this Plan, no termination of employment by an employee will be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, in either case,

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except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject to Section 409A.

10.5Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Board, a Participant may satisfy any local, state, or federal tax withholding obligation relating to the exercise or acquisition of Class C Share under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of those means: (a) tendering a cash payment; (b) authorizing the Company to withhold Class C Shares from the Class C Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Class C Share under the Award,  provided, however, that no Class C Shares are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Class C Shares of the Company. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company is authorized to withhold from any amounts payable to any Participant with respect to an Award, and to pay over to any governmental authority, any amounts required to be withheld pursuant to the Code or any provisions of any other local, state, federal, or foreign law. Any amounts withheld pursuant to this Section 10.5 will be treated as paid to the Participant for all purposes relating to this Plan.

11.Adjustments Upon Changes in Share.

In the event of changes in the outstanding Class C Share or in the capital structure of the Company by reason of any share split, share dividend, reverse share split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under this Plan and any Award Agreements, the exercise price of Options and Share Appreciation Rights, the Performance Goals to which Performance Share Awards are subject, the maximum number of Class C Shares subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price, or kind of a Class C Share or other consideration subject to those Awards to the extent necessary to preserve the economic intent of the Award. In the case of adjustments made pursuant to this Section 11, unless the Board specifically determines that the adjustment is in the best interests of the Company or its Affiliates, the Board shall, in the case of Incentive Share Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension, or renewal of the Incentive Share Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-qualified Share Options, ensure that any adjustments under this Section 11 will not constitute a modification of the Non-qualified Share Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 will be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company will give each Participant notice of an adjustment under this Section 11 and, upon notice, the adjustment will be conclusive and binding for all purposes.

12.Effect of Change in Control.

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12.1Unless otherwise provided in an Award Agreement, notwithstanding any provision of this Plan to the contrary:

(a)Options/SARs/Restricted Share. In the event of a Participant’s termination of Continuous Service by the Company or any Affiliate without Cause or by the Participant for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, all outstanding Options and Share Appreciation Rights granted to the Participant will become immediately exercisable with respect to 100% of the shares subject to the Options or Share Appreciation Rights, and the Restricted Period will expire immediately with respect to 100% of the outstanding shares of Restricted Share or Restricted Share Units as of the date of the Participant’s termination of Continuous Service.

(b)Performance Share Awards. With respect to Performance Share Awards, in the event of a

Participant’s termination of Continuous Service by the Company or any Affiliate without Cause or by the Participant for Good Reason, in either case, within 12 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) and (b) will occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control with respect to the Class C Shares subject to their Awards.

12.2In addition, in the event of a Change in Control, the Board may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders of those Awards, in cash or share, or any combination thereof, the value of those Awards based upon the price per Class C Share received or to be received by other shareholders of the Company in the event. In the case of any Option or Share Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Share Appreciation Right) that equals or exceeds the price paid for a Class C Share in connection with the Change in Control, the Board may cancel the Option or Share Appreciation Right without the payment of consideration.

12.3The obligations of the Company under this Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.Amendment of Plan and Awards.

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13.1Amendment and Termination of Plan. The Board may, at any time and from time to time, in its discretion, alter, amend, modify, suspend, or terminate this Plan or any portion of it without prior notice to or the consent of a Participant; provided, however, that no such amendment, modification, suspension, or termination will, without the consent of a Participant, adversely affect the Participant’s rights with respect to an Award granted to him or her before the Board action, and provided, further, that, no payment of benefits will occur upon termination of this Plan unless the requirements of Section 409A of the Code have been met. However, except as provided in Section 11 relating to adjustments upon changes in Class C Share, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable law. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

For avoidance of doubt, the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Share Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring this Plan and Awards granted under it into compliance with those provisions.

13.2Shareholder Approval. At the time of an amendment, the Board will determine, upon advice from counsel, whether any amendment to this Plan will be contingent on shareholder approval.

13.3Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment that would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.General Provisions.

14.1Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights,

benefits, and payments with respect to an Award are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Those events may include breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

14.2Clawback. Notwithstanding anything to the contrary in this Plan, the Board may, in its sole discretion, provide in an Award Agreement or otherwise that the Board may cancel an Award if the Participant has engaged in or engages in any Detrimental Activity. The Board may, in its sole discretion, also provide in an Award Agreement or otherwise that (a) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit

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any gain realized on the vesting, exercise, or settlement of any Award, and must repay the gain to the Company, and (b) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant will be required to repay the excess amount to the Company. Without limiting the foregoing, all Awards will be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable laws.

14.3Other Compensation Arrangements. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if that approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

14.4Sub-Plans. The Board may from time to time establish sub-plans under this Plan for purposes of satisfying tax, securities, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans must contain any limitations and other terms and conditions as the Board determines are necessary or desirable. All sub-plans will be deemed a part of this Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5Deferral of Awards. The Board may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that, absent the election, would entitle the Participant to payment or receipt of Class C Shares or other consideration under an Award. The Board may establish the election procedures, the timing of those elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and those other terms, conditions, rules, and procedures that the Board deems advisable for the administration of the deferral program.

14.6Unfunded Plan. This Plan will be unfunded. Neither the Board nor the Company is required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under this Plan.

14.7Recapitalizations. Each Award Agreement must contain provisions required to reflect the provisions of Section 11.

14.8Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Class C Share or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days will be considered a reasonable period of time.

14.9No Fractional Shares. No fractional Class C Shares will be issued or delivered pursuant to this Plan. The Board will determine whether cash, additional Awards, or other

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securities or property will be issued or paid in lieu of fractional Class C Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

14.10Other Provisions. The Award Agreements authorized under this Plan may contain all other provisions not inconsistent with this Plan, including restrictions upon the exercise of Awards, as the Board may deem advisable.

14.11Section 409A. To the extent applicable, the Company intends that this Plan comply with the requirements of Section 409A of the Code and will be applied, operated, and interpreted consistent and in accordance with that intent. All payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless required otherwise by applicable law. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, (a) neither the Company nor the Board makes any representation that this Plan complies with Section 409A of the Code, (b) neither the Company nor the Board will have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and (c) neither the Company nor the Board will have any liability to any Participant, any other person, or otherwise if this Plan or any grant, vesting, or payment of any Award are subject to the additional tax and penalties under Section 409A of the Code. Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A of the Code.

14.12Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of Class C Shares acquired upon exercise of an Incentive Share Option within two years from the Grant Date of the Incentive Share Option or within one year after the issuance of the Class C Shares acquired upon exercise of the Incentive Share Option (a “Disqualifying Disposition”) will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of those Class C Shares.

14.13Section 16. At any time that the Company has any class of securities registered under the

Exchange Act, it is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3, as promulgated under Section 16 of the Exchange Act, so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 14.13, that provision to the extent possible will be interpreted and deemed amended so as to avoid the conflict.

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14.14Beneficiary Designation. Each Participant under this Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in this Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, will be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary will be deemed to be the Participant’s estate.

14.15Expenses. The Company shall pay the costs of administering this Plan.

14.16Severability. If a provision of this Plan or any Award Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Plan or the Award Agreement and will not affect the validity or interpretation of the other provisions of this Plan or the Award Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable.

14.17Entire Plan; References. This Plan, together with each Award Agreement, contains the entire understanding of the Company and each particular Participant relating to the grant of any Award to the Participant, and supersedes any prior or contemporaneous agreement, representation, or understanding, oral or written, between the Company and any Participant with respect to the grant of any Award to the Participant. Unless otherwise expressly stated, a reference in this Plan to a section is to a section of this Plan.

14.18Governing Law; Venue. This Plan will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States of America, without regard to principles of conflicts of laws. The Company and each Participant (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Annapolis, Maryland, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Plan or any Award Agreement is the Sussex County, Delaware, for a state court proceeding, or the United States District Court in Maryland, for a federal district court proceeding, and (c) waive any defense, whether asserted by motion or pleading, that the courts named above, are an improper or inconvenient venue.

14.19Jury Trial Waiver. EACH PARTICIPANT AND THE COMPANY KNOWINGLY,

VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THEM THAT ARISES AT ANY TIME OUT OF THIS PLAN OR ANY AWARD AGREEMENT, WHETHER AT LAW OR IN EQUITY, WHETHER BASED ON A CLAIM OR COUNTERCLAIM ARISING BEFORE OR AFTER THE EFFECTIVE DATE OF THIS PLAN, REGARDLESS OF THE NATURE OF THE CLAIM OR COUNTERCLAIM, AND INCLUDING CLAIMS UNDER TORT, CONTRACT, CORPORATE, AND EMPLOYMENT LAWS. ANY COURT PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT A JURY.

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14.20Notices. All communications relating to matters arising under this Plan must be in writing and will be deemed to have been duly given when hand delivered or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to Seawolf Brewing Company, Inc., 1420 Catlyn Place, Annapolis, MD 21401, Attn: Alan Beal, CEO, or to such other address as a person may have furnished to the other in writing in accordance with this Section, except that notice of a change of address will be effective only upon actual receipt. A validly given and delivered communication with respect to this Plan will be effective and “received” for purposes of this Plan on the earlier of

(a) the day when it is actually received, if it is delivered personally or by commercial courier, or (b) the fifth day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States certified mail.

14.21Recurring Words; Interpretation. As used in this Agreement, (a) the words “include” and

“including” are always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) words in the singular number include words in the plural number and vice versa, (d) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of state and federal courts in the United States of America, (e) the term “governmental authority” includes a government, a public body or authority, and any domestic governmental body, unit, agency, authority, department, or subdivision, whether local, state, regional, or national, (f) “beneficiary” means any person designated in accordance with Section 14.14 that is entitled to receive benefits, if any, under this Plan that are payable upon or after a Participant’s death pursuant to the terms of this Plan, and (g) the word “person” includes, in addition to a natural person, a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, corporation, unincorporated organization, and a governmental authority. No rule of strict construction will be applied against the Company, the Board, or any other person in the interpretation of any of the terms of this Plan, any Award Agreement, or any rule or procedure established by the Board. The titles, captions, and headings preceding the text of the sections of this Plan have been inserted solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect.

14.22Effective Date of Plan. This Plan will become effective as of the Effective Date, but no Award may be exercised (or, in the case of a share Award, may be granted) unless and until this Plan has been approved by the directors of the Company, which approval must be within 12 months before or after the date this Plan is adopted by the Board.

14.23Successors; Non-Transferability. The Company shall require any successor (whether direct or indirect, by merger, purchase, consolidation, or otherwise) to all or substantially all the assets or business of the Company to expressly assume in writing this Plan and all obligations of the Company under this Plan in the same manner and to the same extent that the Company would be so obligated if no such succession had taken place. No right or interest of any Participant under this Plan is assignable or transferable, in whole or in part,

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either directly, by operation of law, or otherwise, including by levy, pledge, execution, attachment, or in any manner, except by will, beneficiary, or the laws of descent and distribution. Any attempt by a Participant to sell, assign, pledge, encumber, or transfer an Award or any benefit or right under this Plan or any Award Agreement in contravention of this Section will be ineffective and will render the Award, benefit, or right null and void.

14.24No Right to Continued Employment; Impact on other Plans. Nothing contained in this Plan or any Award Agreement (a) confers on any Participant any right to continue in the employ of, as a Director of, or as a Consultant to, the Company or any of its Affiliates, (b) constitutes any contract or agreement of employment or consultancy, (c) interferes in any way with the right of the Company or any Affiliate to terminate a Participant’s employment or relationship with the Company or the Affiliate at any time, with or without Cause, or (d) affect in any way a Participant’s rights under any other plan or agreement with the Company or any of its Affiliates, including any employment agreement, consulting agreement, or severance plan, policy, or agreement. By accepting any Award under this Plan, a Participant acknowledges that this Plan is an extraordinary benefit and not part of normal or expected salary or compensation for any purpose. Amounts paid under this Plan will not be taken into account to increase any benefits provided, or continue coverage, under any other plan, policy, program, or arrangement of the Company or any Affiliate, except as otherwise expressly provided in the other plan, policy, program, or arrangement.

14.25Acknowledgements and Disclaimers. Participants and their heirs, beneficiaries, successors, and assigns have no legal or equitable claims, rights, or interests in any assets or property of the Company. Amounts payable under this Plan are not and will not be transferred into a trust or otherwise set aside, and the Company has no obligation to set aside, segregate, establish reserves, or otherwise fund before payment, any amounts for purposes of funding any Award. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets will be, and will remain, the general, unpledged unrestricted assets of the Company. To the extent the Company has any payment obligations under this Plan, the Company’s obligations under this Plan will be merely that of a simple unfunded and unsecured promise to pay money or provide other property in the future. To the extent that any person acquires a right to receive payment from the Company under this Plan, that right will be no greater than the right of any unsecured general creditor of the Company.

14.26Execution. To record the adoption of this Plan, the Company has caused its authorized directors to execute this Plan.

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1.ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of February 1st, 2021 (the “Effective Date”) between Seawolf Brewery LLC, a Delaware Limited Liability Company (“Seawolf”), and Armed Forces Brewing Company, Inc., a Delaware corporation (“Armed Forces”).

2.RECITALS

WHEREAS, Seawolf does not have the funding necessary to continue to operate as a viable company and that it cannot fund its purpose for being organized – to establish and operate a restaurant in Annapolis, Maryland and to brew beer at the restaurant’s companion craft brewery; and

WHEREAS, Seawolf has received an offer to sell certain assets and intellectual property to Armed Forces and desires to consummate that sale;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

3.AGREEMENT

1.DEFINITIONS

1.1“Assigned Intellectual Property” has the meaning set forth in Section 2.1 (Assigned Intellectual Property).

1.2“Assigned Other Property” means any and all (a) property, including but not limited to domain names, social media accounts, contracts, business arrangements, recipes or formulas developed for food or beverages including beer by Seawolf; (b) all goodwill associated with the business related to such domain names, social media accounts, contracts, business arrangements, recipes or formulas; and (c) all rights with respect to such domain names, social media accounts, contracts, business arrangements, recipes or formulas.

1.3“Assigned Trademarks” means: (a) the Trademarks identified on Exhibit A; (b) all goodwill associated with the business related to such Trademarks; and (c) all rights with respect to such Trademarks.

1.4“Copyrights” means: (a) any rights in original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. § 101 et. seq.; (b) all registrations and applications to register the foregoing anywhere in the world; (c) all foreign counterparts and analogous rights anywhere in the world; and (d) all rights in and to any of the foregoing.

1.5“Intellectual Property” means all rights in Copyrights, Patents, Trademarks, Technology and any other proprietary rights relating to intangible property anywhere in the

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world,

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and all registrations and applications related to any of the foregoing and analogous rights thereto anywhere in the world.

1.6“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

1.7“Registered Intellectual Property” means Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any governmental or quasi-governmental agency or non-governmental registrar (whether provisional, supplemental, or otherwise), anywhere in the world.

1.8“Trademarks” means: (a) trademarks, service marks, logos, trade dress and trade names, and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise); (b) all registrations and applications to register the foregoing anywhere in the world; (c) all goodwill associated therewith; and (e) all rights in and to any of the foregoing.

2.ASSIGNMENT AND TRANSFER OF INTELLECTUAL PROPERTY

2.1Assigned Intellectual Property. In accordance with this Agreement, Seawolf hereby sells, assigns, conveys, transfers and agrees to deliver to Armed Forces, and Armed Forces hereby acquires from Seawolf, all right, title and interest in the United States and throughout the world in and to the following (collectively, the “Assigned Intellectual Property”):

(a)all Assigned Trademarks including, without limitation, the Intellectual Property listed and described in Exhibit A, and all tangible embodiments of any of the foregoing, in any form and in any media, in the possession of any member of the Seawolf or other Persons engaged or retained by any member of Seawolf, subject to all licenses and covenants not to assert with respect to any of the foregoing entered into prior to the Effective Date;

(b)the exclusive right to grant licenses and rights under and with respect to any of the Intellectual Property referenced in Section 2.1(a), and to sue for any infringement occurring before or after the Effective Date as well as all statutory, contractual and other claims, demands, and causes of action for royalties, fees, or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of, and/or accruing after, the Effective Date; and

(c)the exclusive right to apply for and obtain statutory rights and registrations with respect to any Intellectual Property referenced in Section 2.1(a), including without limitation any Intellectual Property conceived, developed or reduced to practice prior to the Effective Date solely by individuals who were Seawolf members, contractors, officers, managers or employees and became Armed Forces shareholders, contractors, officers, directors or employees after the Effective Date.

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2.2Mandatory Laws. If and to the extent that, as a matter of law in any jurisdiction, ownership, title, or any rights or interest in or to any of the Assigned Intellectual Property cannot be assigned as provided in Section 2.1 (Assigned Intellectual Property) (i) Seawolf irrevocably agrees to assign and transfer, and hereby assigns and transfers to Armed Forces all rights (including, without limitation, all economic and commercialization rights) that can be assigned pursuant to Section 2.1 (Assigned Intellectual Property) to the fullest extent permissible; and (ii) Seawolf irrevocably agrees to grant, and hereby grants, Armed Forces an unlimited, exclusive, irrevocable, worldwide, perpetual, royalty-free license to use, exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any rights to Assigned Intellectual Property that cannot be assigned as contemplated by Section 2.1 (Assigned Intellectual Property).

2.3Supplemental Document Deliveries. On the Effective Date, each of Seawolf and Armed Forces shall deliver to the other all of the documents and instruments needed to be duly executed where appropriate by the applicable party(ies) to allow the transactions contemplated in this Agreement to occur as soon as possible.

3.ASSIGNMENT AND TRANSFER OF OTHER PROPERTY

3.1Assigned Other Property. In accordance with this Agreement, Seawolf hereby sells, assigns, conveys, transfers and agrees to deliver to Armed Forces, and Armed Forces hereby acquires from Seawolf, all right, title and interest in the United States and throughout the world in and to the following (collectively, the “Assigned Other Property”):

(a)Certain property listed in Exhibit B, including but not limited to domain names, social media accounts, contracts, business arrangements, recipes or formulas developed for food or beverages including beer by Seawolf; (b) all goodwill associated with the business related to such domain names, social media accounts, contracts, business arrangements, recipes or formulas; and (c) all rights with respect to such domain names, social media accounts, contracts, business arrangements, recipes or formulas and all tangible embodiments of any of the foregoing, in any form and in any media, in the possession of any member of Seawolf or other Persons engaged or retained by any member of Seawolf, subject to all licenses and covenants not to assert with respect to any of the foregoing entered into prior to the Effective Date; and

(b)the exclusive right to apply for and obtain statutory rights and registrations with respect to any property referenced in Section 3.1(a), including without limitation any such property conceived, developed or reduced to practice prior to the Effective Date solely by individuals who were Seawolf members, contractors, officers, managers or employees and became Armed Forces shareholders, contractors, officers, directors or employees after the Effective Date.

3.2Mandatory Laws. If and to the extent that, as a matter of law in any jurisdiction, ownership, title, or any rights or interest in or to any of the Assigned Other Property cannot be assigned as provided in Section 3.1 (i) Seawolf irrevocably agrees to assign and transfer, and hereby assigns and transfers to Armed Forces all rights (including, without limitation, all economic and commercialization rights) that can be assigned pursuant to Section 3.1 to the fullest extent permissible; and (ii) Seawolf irrevocably agrees to grant, and hereby grants, Armed Forces an

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unlimited, exclusive, irrevocable, worldwide, perpetual, royalty-free license to use, exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any rights to Assigned Other Property that cannot be assigned as contemplated by Section 3.1.

3.3Supplemental Document Deliveries. On the Effective Date, each of Seawolf and Armed Forces shall deliver to the other all of the documents and instruments needed to be duly executed where appropriate by the applicable party(ies) to allow the transactions contemplated in this Agreement to occur as soon as possible.

4.NO REPRESENTATIONS OR WARRANTIES

ARMED FORCES ACKNOWLEDGES AND AGREES THAT: (A) NO MEMBER OF SEAWOLF IS MAKING IN THIS AGREEMENT (OR ANY OTHER AGREEMENT CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE) ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, QUALITY, MERCHANTABILITY OR FITNESS OF ANY ASSIGNED INTELLECTUAL OR OTHER PROPERTY; (B) ALL SUCH ASSIGNED INTELLECTUAL OR OTHER PROPERTY SHALL BE TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS; AND (C) ARMED FORCES AND ITS AFFILIATES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN IT OR THEM GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, PLEDGE, LIEN, CHARGE, CLAIM OR OTHER ENCUMBRANCE OF ANY NATURE WHATSOEVER.

5.MISCELLANEOUS

5.1Governing Law. The internal laws of the State of Delaware (without reference to its principles of conflicts of law) govern the construction, interpretation and other matters arising out of or in connection with this Agreement and its exhibits and schedules (whether arising in contract, tort, equity or otherwise).

5.2Jurisdiction. If any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the parties irrevocably (and the parties will cause each other member of their respective Group members to irrevocably):

(a)consent and submit to the exclusive jurisdiction of federal and state courts located in Delaware;

(b)waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient; and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

5.3Dispute Resolution.

(a)Seawolf and Armed Forces mutually desire that friendly collaboration will continue between them. Accordingly, they will try, and will cause their respective members and others to try, to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto or thereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between

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Seawolf and Armed Forces as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, will be referred for resolution to an alternative dispute resolution process (“ADR”). If either Seawolf or Armed Forces demands mediation of the Dispute by written notice to the other, in which case the two parties will select a mediator within ten (10) days after the demand. Neither party may unreasonably withhold consent to the selection of the mediator. The parties may agree to replace mediation with some other form of non-binding ADR such as neutral fact finding or mini-trial. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Each of Seawolf and Armed Forces will bear its own costs of mediation or other form of ADR, but both parties will share the costs of the mediator or other arbiter equally.

(b)Non-Exclusive Remedy – Nothing in this Section 5.3 (Dispute Resolution) will prevent either Seawolf or Armed Forces from commencing formal litigation proceedings or seeking injunctive or similar relief if: (i) the Dispute has not been resolved within forty-five (45) days after commencement of the applicable ADR process; or (ii) any delay resulting from efforts to mediate such Dispute could result in serious and irreparable injury to either Seawolf or Armed Forces.

5.5Binding Effect and Assignment. This Agreement binds and benefits the parties and their respective successors and assigns, neither party may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of the other party which consent may be withheld in its sole and absolute discretion and any assignment or attempted assignment in violation of the foregoing will be null and void.

5.6Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

5.7Entire Agreement. This Agreement constitutes the final agreement between the parties, and is the complete and exclusive statement of the parties’ agreement on the matters contained herein and therein. All prior and contemporaneous negotiations and agreements between the parties with respect to the matters contained in this Agreement are superseded by this Agreement.

5.8Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. The signatures of both parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

5.9Expenses. Except as otherwise provided in this Agreement, all costs, fees and expenses of either party in connection with the transactions contemplated by this Agreement will be paid by the party that incurs such costs and expenses.

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5.10Amendment. The parties may amend this Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

5.11Waiver. The parties may waive a provision of this Agreement only by a writing signed by the party intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

5.12Authority. Each of the parties hereto represents to the other that: (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement,

(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

5.13 Construction.

(a)Where this Agreement states that a party “will” or “shall” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement.

(b)The captions, titles and headings, and table of contents, included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation. When a reference is made in this Agreement to an Article or a Section, exhibit or schedule, such reference will be to an Article or Section of, or an exhibit or schedule to, this Agreement unless otherwise indicated.

(c)This Agreement is for the sole benefit of the parties hereto and does not, and is not intended to, confer any rights or remedies in favor of any Person (including any employee, member or shareholder holder of Seawolf or Armed Forces) other than the parties signing this Agreement.

(d)The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.

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(e)Any reference in this Agreement to the singular includes the plural where appropriate. Any reference in this Agreement to the masculine, feminine or neuter gender includes the other genders where appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer on the day and year first above written.

4.SEAWOLF BREWERY, LLC.

By:

Name: Title:

Amit Rupani

CEO

5.ARMED FORCES BREWING COMPANY INC.

By:

Name:

Alan Beal

Title: CEO

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EXHIBIT A

Trademark issued by USPTO for CAT SHOT

Trademark issued by USPTO for LIBERTY DESERVES A GREAT BEER

EXHIBIT B

Domain name: www.seawolfbrewery.com

Social media pages and content including but not limited to Facebook, Twitter, Instagram, YouTube and LinkedIn.

E-mail accounts for the seawolfbrewery.com domain

Recipes for beer including, but not limited to Special Hops IPA and Cat Shot Lager Contract with Barrel Beverage Distributors of Virginia

Certificate/Exemption of Label/Bottle Approval for CAT SHOT Certificate/Exemption of Label/Bottle Approval for SPECIAL HOPS IPA Certificate/Exemption of Label/Bottle Approval for SPECIAL HOPS Other property not listed above but agreed to be assigned by the parties.

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====================================================

OPERATING AGREEMENT OF

IRONBOUND AFBC PROPERTIES LLC

====================================================

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OPERATING AGREEMENT OF

IRONBOUND AFBC PROPERTIES LLC

Table of Contents

Article 1. Formation

Article 2. Name

Article 3. Purposes

Article 4. Place of Business

Article 5. Term

Article 6. Capital Contributions

Article 7. Loans and Advances by Members

Article 8. Allocations and Distributions

Article 9. Books, Records and Tax Returns

Article 10. Bank Accounts

Article 11. Management of the Limited Liability Company

Article 12. Assignment of Interests

Article 13. Right of First Refusal

Article 14. Admission of New Members

Article 15. Withdrawal Events Regarding Members

Article 16. Dissolution and Liquidation

Article 17. Representations of Members

Article 18. Notices

Article 19. Power of Attorney

Article 20. Arbitration

Article 21. Amendments

Article 22. Miscellaneous

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AGREEMENT, made as of April 7, 2023, between Evan Almeida, having an address at 36 Christopher Columbus Boulevard, Jackson, New Jersey 08527 ("Managing Member"), and AFBC Holdings of Virginia, LLC, a Delaware limited liability company, having an address at 211 W. 24th Street, Norfolk, Virginia 23517 ("Member").

6.W I T N E S S E T H :

WHEREAS, the parties hereto desire to form a limited liability company pursuant to the laws of the State of Delaware for the purposes hereinafter set forth, and to establish their respective rights and obligations in connection with the limited liability company;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Managing Member and Members agree as follows:

1. Formation

The parties hereby confirm that they have formed a limited liability company (the "Limited Liability Company") pursuant to the provisions of the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18, for the purposes and the period and upon the terms and conditions hereinafter set forth. The parties have caused to be filed the Certificate of Formation of the Limited Liability Company, and shall execute, acknowledge, swear to and file any other documents required under applicable law.

2. Name

The name of the Limited Liability Company shall be Ironbound AFBC Properties LLC, and all business of the Limited Liability Company shall be conducted under said name, or such other name as the Members from time to time may determine.

3. Purposes

4.

The purposes of the Limited Liability Company are to acquire, own, hold, improve, manage and operate the real property known as O'Connor Brewery, 221 W 24th Street, in the City of Norfolk, Virginia (the "Premises"); to incur indebtedness, secured and unsecured; to mortgage, finance, refinance, encumber, lease, sell, exchange, convey, transfer or otherwise deal with or dispose of the Premises; to enter into and perform contracts and agreements of any kind necessary to, in connection with or incidental to the business of the Limited Liability Company; and to carry on any other activities necessary to, in connection with or incidental to the foregoing, as the Managing Member in his discretion may deem desirable. As used in this Agreement, the term "mortgage" includes any mortgage, deed of trust, mortgage deed or other similar instrument. The Managing Member is hereby authorized to cause the Limited Liability Company to acquire the Premises pursuant to that certain Contract of Sale, dated April 7, 2023, between O'Connor Brewing Company LLC as Seller and Ironbound AFBC Properties LLC as Purchaser, or for a purchase price and upon such other terms and conditions as the Managing Member may deem necessary. The

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Managing Member is authorized to execute and deliver such instruments and to take any and all actions as the Managing Member may deem necessary or desirable to acquire the Premises.

5. Place of Business

The principal place of business of the Limited Liability Company (and the specified office at which the records required to be maintained by the Limited Liability Company, under the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18, are to be kept) shall be at 36 Christopher Columbus Boulevard, Jackson, New Jersey 08527, or at such other or additional places of business within or outside of the State of Delaware as the Manager from time to time may designate. The Manager shall notify the other Members of any change of the principal place of business and specified office.

The registered office and Registered Agent may be changed from time to time by the Manager by filing the prescribed forms with the appropriate governmental authorities.

6. Term

The term of the Limited Liability Company shall commence on the filing of the Articles of Organization of the Limited Liability Company, and shall continue until the occurrence of an event hereinafter set forth which causes the termination of the Limited Liability Company.

7. Capital Contributions

Each of the Members shall contribute to the capital of the Limited Liability Company the amount set forth opposite his name below:

7.Evan Almeida --REDACTED

8.AFBC Holdings of Virginia, LLC --REDACTED

The Members shall not be required to make any additional capital contributions.

Except as specifically provided in this Agreement or required by law, no Member shall have the right to withdraw or reduce his contributions to the capital of the Limited Liability Company until the termination of the Limited Liability Company. No Member shall have the right to demand and receive any distribution from the Limited Liability Company in any form other than cash, regardless of the nature of such Member's capital contribution. No Member shall be paid interest on capital contributions to the Limited Liability Company.

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The liability of any Member for the losses, debts, liabilities and obligations of the Limited Liability Company shall be limited to paying: the capital contribution of such Member when due under this Agreement; such Member's share of any undistributed assets of the Limited Liability Company; and (only if and to the extent at any time required by applicable law) any amounts previously distributed to such Member by the Limited Liability Company.

8. Loans and Advances by Members

If any Member shall loan or advance any funds to the Limited Liability Company in excess of the capital contribution of such Member prescribed herein, such loan or advance shall not be deemed a capital contribution to the Limited Liability Company and shall not in any respect increase such Member's interest in the Limited Liability Company.

9. Allocations and Distributions

As used in this Agreement, the terms "net profits" and "net losses" shall mean the profits or losses of the Limited Liability Company from the conduct of the Limited Liability Company's business, after all expenses incurred in connection therewith have been paid or provided for, including any allowance for depreciation or amortization of the cost of the Property.

The term "cash receipts" shall mean all cash receipts of the Limited Liability Company from whatever source derived, including without limitation capital contributions made by the Members; the proceeds of any sale, exchange, condemnation or other disposition of all or any part of the Property or other assets of the Limited Liability Company; the proceeds of any loan to the Limited Liability Company; the proceeds of any mortgage or refinancing of any mortgage on all or any part of the Property or other assets of the Limited Liability Company; the proceeds of any insurance policy for fire or other casualty damage payable to the Limited Liability Company; and the proceeds from the liquidation of the Property or other assets of the Limited Liability Company following a termination of the Limited Liability Company.

The term "capital transactions" shall mean any of the following: the sale of all or any part of the Property or other assets of the Limited Liability Company or interests therein; the refinancing or recasting of mortgages or other liabilities of the Limited Liability Company; the condemnation of the Property to the extent the award is not used for restoration; the receipt of insurance proceeds; and any other similar or extraordinary receipts or proceeds which in accordance with generally accepted accounting principles are attributable to capital, including transactions in connection with the termination and dissolution of the Limited Liability Company.

The "capital account" for each Member shall mean the account established, determined and maintained for such Member in accordance with Section 704(b) of the Internal Revenue Code and Treasury Regulation Section 1.704-1(b)(2)(iv). The capital account for each Member shall be increased by (1) the amount of money contributed by such Member to the

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Limited Liability Company, (2) the fair market value of property contributed by such Member to the Limited Liability Company (net of liabilities secured by such contributed property that the Limited Liability Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code), and (3) allocations to such Member of Limited Liability Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Trea. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in subsection (b)(4)(i) of said Regulation, and shall be decreased by (4) the amount of money distributed to such Member by the Limited Liability Company, (5) the fair market value of property distributed to such Member by the Limited Liability Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (6) allocations to such Member of expenditures of the Limited Liability Company described in Section 705(a)(2)(B) of the Code, and (7) allocations of Limited Liability Company loss and deduction (or items thereof) including loss and deduction described in Trea. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in (6) above and loss or deduction described in subsections (b)(4)(i) or (b)(4)(iii) of said Regulation. Net profits and net losses of the Limited Liability Company from other than capital transactions, as of the end of any fiscal year or other period, shall be credited or charged to the capital accounts of the Members prior to any charge or credit to said capital accounts for net profits and net losses of the Limited Liability Company from capital transactions as of the end of such fiscal year or other period. The capital account for each Member shall be otherwise adjusted in accordance with the additional rules of Trea. Reg. Section 1.704-1(b)(2)(iv).

The term "Members' Percentage Interests" shall mean the percentages set forth opposite the name of each Member below:

Managing MemberPercentage Interest

9.Evan AlmeidaSeventy-two percent (72%)

Other MembersPercentage Interest

10.AFBC Holdings of Virginia, LLCTwenty-eight percent (28%)

During each fiscal year, the net profits and net losses of the Limited Liability Company (other than from capital transactions), and each item of income, gain, loss, deduction or credit entering into the computation thereof, shall be credited or charged, as the case may be, to the capital accounts of each Member in proportion to the Members' Percentage Interests. The net profits of the Limited Liability Company from capital transactions shall be allocated in the following order of priority: (a) to offset any negative balance in the capital accounts of the Members in proportion to the amounts of the negative balance in their respective capital accounts, until all negative balances in the capital accounts have been eliminated; then (b) to the Members in proportion to the Members' Percentage Interests. The net losses of the Limited Liability Company from capital transactions shall be allocated in the following order of priority:

(a) to the extent that the balances in the capital accounts of any Members are in excess of their original contributions, to such Members in proportion to such excess balances in the capital

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accounts until all such excess balances have been reduced to zero; then (b) to the Members in proportion to the Members' Percentage Interests.

The cash receipts of the Limited Liability Company shall be applied in the following order of priority: (a) to the payment by the Limited Liability Company of interest or amortization on any mortgages on the Property, amounts due on debts and liabilities of the Limited Liability Company other than to any Member, and operating expenses of the Limited Liability Company; (b) to the payment of interest and amortization due on any loan made to the Limited Liability Company by any Member; (c) to the establishment of cash reserves determined by the Managing Member to be necessary or appropriate, including without limitation reserves for the operation of the Limited Liability Company's business, repairs, replacements, taxes and contingencies; and (d) to the repayment of any loans made to the Limited Liability Company by any Member. Thereafter, the cash receipts of the Limited Liability Company shall be distributed among the Members as hereafter provided.

The cash receipts of the Limited Liability Company shall be distributed to the Members from time to time at such times as the Managing Member shall determine. It is contemplated that distributions will be made if the Managing Member deems such distributions to be prudent and feasible.

Except as otherwise provided in this Agreement or required by law, distributions of cash receipts of the Limited Liability Company, other than from capital transactions, shall be allocated among the Members in proportion to the Members' Percentage Interests.

Except as otherwise provided in this Agreement or required by law, distributions of cash receipts from capital transactions shall be allocated in the following order of priority: (a) to the Members in proportion to their respective capital accounts until each Member has received cash distributions equal to any positive balance in his capital account; then (b) to the Members in proportion to the Members' Percentage Interests.

Special Allocations -- Notwithstanding the preceding provisions of this Article 8, the following special allocations shall be made in the following order:

(1) Minimum Gain Chargeback -- Except as otherwise provided in Trea. Reg. Section 1.704-2(f), if there is a net decrease in partnership minimum gain (within the meaning of Trea. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)) during any fiscal year, each Member shall be allocated items of the Limited Liability Company's income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in partnership minimum gain, determined in accordance with Trea. Reg. Section 1.704-2(g). Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Trea. Reg. Sections 1.704-2(f)(6) and 1.704-2(j)(2). This provision is intended to comply with the minimum gain chargeback requirement in Trea. Reg. Section 1.704-2(f) and shall be interpreted consistently therewith.

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(2) Partner Minimum Gain Chargeback -- Except as otherwise provided in Trea. Reg. Section 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt during any fiscal year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Trea. Reg. Section 1.704.2(i)(5), shall be allocated items of the Limited Liability Company's income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Trea. Reg. Section 1.704-2(i)(4). Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Trea. Reg. Sections 1.704-2(i)(4) and 1.704-2(j)(2). As used herein, "partner nonrecourse debt" has the meaning set forth in Trea. Reg. Section 1.704-2(b)(4). As used herein, "partner nonrecourse debt minimum gain" shall mean an amount, with respect to each partner nonrecourse debt, equal to the partnership minimum gain (within the meaning of Trea. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)) that would result if such partner nonrecourse debt were treated as a nonrecourse liability (within the meaning of Trea. Reg. Section 1.704-2(b)(3)) determined in accordance with Trea. Reg. Section 1.704-2(i)(3). This provision is intended to comply with the minimum gain chargeback requirement in Trea. Reg. Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(3) Qualified Income Offset -- In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Trea. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of the Limited Liability Company's income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any adjusted capital account deficit in such Member's capital account, as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Member would have an adjusted capital account deficit in such Member's capital account after all other allocations provided for in this Article 8 have been tentatively made as if this provision were not in this Agreement. As used herein, "adjusted capital account deficit" shall mean the deficit balance, if any, in a Member's capital account at the end of the relevant fiscal year after the following adjustments: (i) credit to such capital account the minimum gain chargeback which the Member is obligated to restore pursuant to the penultimate sentences of Trea. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such capital account the items described in Trea. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This provision is intended to constitute a qualified income offset within the meaning of Trea. Reg. Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(4)Gross Income Allocation -- In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of the amounts such Member is deemed to be obligated to restore pursuant to the penultimate

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sentences of Trea. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be allocated items of the Limited Liability Company's income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Member would have a deficit in such Member's capital account in excess of such sum after all other allocations provided for in this Article 8 have been tentatively made as if this provision and the provisions of clause (3) above were not in this Agreement.

(5)Nonrecourse Deductions -- Nonrecourse deductions (within the meaning of Trea. Reg. Section 1.704-2(b)(1)) for any fiscal year shall be allocated among the Members in proportion to the Members' Percentage Interests.

(6)Partner Nonrecourse Deductions -- Any partner nonrecourse deductions (within the meaning of Trea. Reg. Sections 1.704-2(b)(1) and 1.704-2(b)(2)) for any fiscal year shall be allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt (within the meaning of Trea. Reg. Section 1.704-2(b)(4)) to which such partner nonrecourse deductions are attributable in accordance with Trea. Reg. Section 1.704-2(i)(1).

(7)Other Mandatory Allocations -- In the event Section 704(c) of the Internal Revenue Code or the Regulations thereunder require allocations in a manner different than that set forth above in this Article 8, the provisions of Section 704(c) and the Regulations thereunder shall control such allocations among the Members.

It is the intention of the Members that the allocations hereunder shall be deemed to have "substantial economic effect" within the meaning of Section 704 of the Internal Revenue Code and Trea. Reg. Section 1.704-1. Should the provisions of this Agreement be inconsistent with or in conflict with Section 704 of the Code or the Regulations thereunder, then Section 704 of the Code and the Regulations shall be deemed to override the contrary provisions hereof. If Section 704 or the Regulations at any time require that limited liability company operating agreements contain provisions which are not expressly set forth herein, such provisions shall be incorporated into this Agreement by reference and shall be deemed a part of this Agreement to the same extent as though they had been expressly set forth herein, and the Managing Member shall be authorized by an instrument in writing to amend the terms of this Agreement to add such provisions, and any such amendment shall be retroactive to whatever extent required to create allocations with a substantial economic effect.

10. Books, Records and Tax Returns

At all times during the continuance of the Limited Liability Company, the Managing Member shall keep or cause to be kept complete and accurate records and books of account in which shall be entered each transaction of the Limited Liability Company in accordance with generally accepted accounting principles.

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The fiscal year of the Limited Liability Company for both accounting and income tax purposes shall be the calendar year. The Limited Liability Company shall report its operations, net income and net losses in accordance with the methods of accounting selected by the Managing Member.

The Managing Member may employ on behalf of the Limited Liability Company and at the expense of the Limited Liability Company such firm of certified public accountants as the Managing Member in his sole discretion deems appropriate to serve as the Limited Liability Company's accountants.

The Managing Member shall furnish to each Member, within seventy-five days after the end of each fiscal year, an annual report of the Limited Liability Company which shall include a balance sheet as of the end of such fiscal year; a profit and loss statement of the Limited Liability Company for such fiscal year; a statement of the balance in the capital account of such Member; and the amount of such Member's share of the Limited Liability Company's income, gain, losses, deductions and other relevant items for federal income tax purposes.

The Managing Member shall prepare or cause to be prepared all federal, state and local income tax and information returns for the Limited Liability Company, and shall cause such tax and information returns to be filed timely with the appropriate governmental authorities. Within seventy-five days after the end of each fiscal year, the Managing Member shall forward to each person who was a Member during the preceding fiscal year a true copy of the Limited Liability Company's information return filed with the Internal Revenue Service for the preceding fiscal year. The Managing Member shall not be liable to any Member if any taxing authority disallows or adjusts any deductions or credits in the Limited Liability Company's income tax or information returns.

All elections required or permitted to be made by the Limited Liability Company under the Internal Revenue Code, and the designation of a Partnership Representative pursuant to Section 6223 of the Internal Revenue Code for all purposes permitted or required by the Code, shall be made by the Managing Member. The Partnership Representative may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Managing Member.

The Managing Member shall furnish to each Member, promptly upon request, a current list of the names and addresses of all of the Managing Member and other Members of the Limited Liability Company, and any other persons or entities having any financial interest in the Limited Liability Company.

11. Bank Accounts

All funds of the Limited Liability Company shall be deposited in the Limited Liability Company's name in such bank account or accounts as shall be designated by the Managing Member. Withdrawals from any such bank accounts shall be made only in the regular course of business of the Limited Liability Company and shall be made upon such signature or signatures as the Managing Member from time to time may designate.

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12. Management of the Limited Liability Company

The Manager(s) need not be a Member of the Limited Liability Company.

The Members hereby designate Evan Almeida, having an address at 36 Christopher Columbus Boulevard, Jackson, New Jersey 08527, to serve as Managing Member for the Limited Liability Company.

The business and affairs of the Limited Liability Company shall be conducted and managed by the Managing Member of the Limited Liability Company in accordance with this Agreement and the laws of Delaware.

At any time there is more than one Managing Member, any difference arising as to any matter within the authority of Managing Members shall be decided by a majority in number of the Managing Members.

The Managing Member shall have responsibility for the day-to-day management of the business and affairs of the Limited Liability Company and shall devote such time and attention as the Managing Member deems necessary to the conduct and management of the business and affairs of the Limited Liability Company.

The Managing Member hereby is given sole power and authority to execute instruments on behalf of the Limited Liability Company and to otherwise bind the Limited Liability Company.

No Member, other than the Managing Member or his designees, shall have the authority, or shall take any action as a Member, to bind the Limited Liability Company.

Except as provided elsewhere in this Agreement, or by nonwaivable provisions of applicable law, the Managing Member shall possess and enjoy all rights and powers necessary or appropriate for the conduct and management of the business and affairs of the Limited Liability Company and hereby is authorized to make all decisions relating to the business and affairs of the Limited Liability Company. The Managing Member may make decisions relating to: the acquisition, sale, exchange, lease, or other disposition of the Property; the maintenance, management and operation of the Property; the borrowing of money and the obtaining of loans, secured and unsecured, for the Limited Liability Company and in connection therewith the issuance of notes, debentures and other debt securities and the securing of the same by mortgaging, assigning for security purposes, pledging or hypothecating all or part of the Property and other assets of the Limited Liability Company; the expenditure of the capital and receipts of the Limited Liability Company in furtherance of the business of the Limited Liability Company; the purchase of equipment, supplies and services as the Managing Member deems appropriate; the purchase of hazard, liability and other insurance which the Managing Member may deem necessary or proper; the employment of attorneys, accountants, brokers, consultants and other persons, firms and corporations to render services to the Limited Liability Company as the Managing Member may deem necessary or proper; and the taking of all other actions and the

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execution and delivery of any and all other instruments and agreements as the Managing Member may deem appropriate to carry out the intents and purposes of this Agreement.

Notwithstanding any other provision of this Agreement, the Managing Member shall not, without the prior written consent of the unanimous vote or consent of the Members, sell, exchange, lease, assign or otherwise transfer all or substantially all of the assets of the Limited Liability Company; sell, exchange, lease (other than space leases in the ordinary course of business), assign or transfer the Property; mortgage, pledge or encumber the Property other than as expressly authorized by this Agreement; prepay, refinance, modify, extend or consolidate any existing mortgages or encumbrances; borrow money on behalf of the Limited Liability Company in the excess of $100,000.00; lend any Limited Liability Company funds or other assets to any person in an amount or with a value in the excess of $100,000.00; establish any reserves for working capital repairs, replacements, improvements or any other purpose, in excess of an aggregate of $500,000.00; confess a judgment against the Limited Liability Company; settle, compromise or release, discharge or pay any claim, demand or debt in excess of

$100,000.00, including claims for insurance; approve a merger or consolidation of the Limited Liability Company with or into any other limited liability company, corporation, partnership or other entity: or change the nature or character of the business of the Limited Liability Company.

The Managing Member shall purchase insurance against loss or damage to the Property by fire or other risks embraced by extended coverage, in amounts sufficient to prevent the Limited Liability Company from becoming a co-insurer, and shall maintain such other hazard and liability insurance against such risks and in such amounts as the Managing Member shall deem advisable but at least against such risks and in such amounts as customarily is maintained for similar properties in the vicinity of the Property.

The Managing Member may employ on behalf of the Limited Liability Company, on such terms and for such compensation as the Managing Member may determine, any persons, firms or corporations, including accountants and attorneys, as the Managing Member, in his sole judgment shall deem desirable for the management of the Property and the business and affairs of the Limited Liability Company. Any such person, firm or corporation may also be employed by the Managing Member in connection with any other business of the Managing Member.

The Managing Member shall be reimbursed by the Limited Liability Company for all direct out-of-pocket expenses incurred by the Managing Member on behalf of the Limited Liability Company in connection with the performance of his duties hereunder, including without limitation amounts payable by the Managing Member for office, accounting, bookkeeping and other services, materials, facilities and professional and legal services rendered or furnished to the Limited Liability Company, and reasonable fees and other expenses incurred in connection with any sale or refinancing of the Property.

Except as expressly provided in this Agreement, no fees, salary or other compensation shall be paid to the Managing Member for the rendition of services to the Limited Liability Company.

A Managing Member's duty of care in the discharge of the Managing Member's duties to the Limited Liability Company and the Members is limited to refraining from engaging in grossly

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negligent conduct, intentional misconduct, or a knowing violation of law. In discharging the duties of a Managing Member, the Managing Member shall be fully protected in relying in good faith upon the records of the Limited Liability Company and upon such information, opinions, reports or statements by other Managing Members, Members, agents or other persons as to matters the Managing Member reasonably believes are within such person's professional or expert competence, including without limitation information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Limited Liability Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

To the extent of the Limited Liability Company's assets, and to the extent permitted by law, the Limited Liability Company shall indemnify and hold each Managing Member harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred by the Managing Member by reason of any act or omission of the Managing Member made in good faith on behalf of the Limited Liability Company.

Except as expressly provided elsewhere in this Agreement, any decisions which are to be made by the Members, rather than the Managing Member, shall be made by the affirmative vote or consent of Members holding a majority of the Members' Percentage Interests.

13. Assignment of Interests

Except as otherwise provided in this Agreement, no Member or other person holding any interest in the Limited Liability Company may assign, pledge, hypothecate, transfer or otherwise dispose of all or any part of his interest in the Limited Liability Company, including without limitation the capital, profits or distributions of the Limited Liability Company without the prior written consent of the other Members in each instance.

A Member may assign all or any part of such Member's interest in the allocations and distributions of the Limited Liability Company to any of the following (collectively the "permitted assignees"): the spouse, parents, sisters, brothers, descendants, nieces or nephews of such Member, other than a minor or incompetent; any other Member; or the spouse, parents, sisters, brothers, descendants, nieces or nephews of a Member, other than a minor or incompetent; or trust for the sole benefit of one or more of the foregoing; or any person, corporation, partnership or other entity as to which the Limited Liability Company has given consent to the assignment of such interest in the allocations and distributions of the Limited Liability Company by the affirmative vote or consent of Members holding 75 percent of the Members' Percentage Interests. An assignment to a permitted assignee shall only entitle the permitted assignee to the allocations and distributions to which the assigned interest is entitled, unless such permitted assignee applies for admission to the Limited Liability Company and is admitted to the Limited Liability Company as a Member in accordance with this Agreement.

An assignment, pledge, hypothecation, transfer or other disposition of all or any part of the interest of a Member in the Limited Liability Company or other person holding any interest in the Limited Liability Company in violation of the provisions hereof shall be null and void for all purposes.

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No assignment, transfer or other disposition of all or any part of the interest of any Member permitted under this Agreement shall be binding upon the Limited Liability Company unless and until a duly executed and acknowledged counterpart of such assignment or instrument of transfer, in form and substance satisfactory to the Managing Member, has been delivered to the Limited Liability Company.

As between a Member and an assignee or transferee of such Member's interest in accordance with this Agreement, allocations and distributions for any fiscal year shall be apportioned as of the date of the assignment or transfer, on the basis of the number of days before and after said date, without regard to the results of the Limited Liability Company's operations before or after the assignment or transfer.

No assignment or other disposition of any interest of any Member may be made if such assignment or disposition, alone or when combined with other transactions, would result in the termination of the Limited Liability Company within the meaning of Section 708 of the Internal Revenue Code or under any other relevant section of the Code or any successor statute. No assignment or other disposition of any interest of any Member may be made without an opinion of counsel satisfactory to the Managing Member that such assignment or disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable federal and state securities laws. No interest in the Limited Liability Company may be assigned or given to any person below the age of 21 years or to a person who has been adjudged to be insane or incompetent.

Anything herein contained to the contrary, the Managing Member and the Limited Liability Company shall be entitled to treat the record holder of the interest of a Member as the absolute owner thereof, and shall incur no liability by reason of distributions made in good faith to such record holder, unless and until there has been delivered to the Managing Member the assignment or other instrument of transfer and such other evidence as may be reasonably required by the Managing Member to establish to the satisfaction of the Managing Member that an interest has been assigned or transferred in accordance with this Agreement.

14. Right of First Refusal

If a Member desires to sell, transfer or otherwise dispose of all or any part of his interest in the Limited Liability Company, such Member (the "Selling Member") shall first offer to sell and convey such interest to the other Members before selling, transferring or otherwise disposing of such interest to any other person, corporation or other entity. Such offer shall be in writing, shall be given to every other Member, and shall set forth the interest to be sold, the purchase price to be paid, the date on which the closing is to take place (which date shall be not less than thirty nor more than sixty days after the delivery of the offer), the location within the Commonwealth of Virginia at which the closing is to take place, and all other material terms and conditions of the sale, transfer or other disposition.

Within fifteen days after the delivery of said offer the other Members shall deliver to the Selling Member a written notice either accepting or rejecting the offer. Failure to deliver

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said notice within said fifteen days conclusively shall be deemed a rejection of the offer. Any or all of the other Members may elect to accept the offer, and if more than one of the other Members elects to accept the offer, the interest being sold and the purchase price therefor shall be allocated among the Members so accepting the offer in proportion to their Members' Percentage Interests, unless they otherwise agree in writing.

If any or all of the other Members elect to accept the offer, then the closing of title shall be held in accordance with the offer and the Selling Member shall deliver to the other Members who have accepted the offer an assignment of the interest being sold by the Selling Member, and said other Members shall pay the purchase price prescribed in the offer.

If no other Member accepts the offer, or if the Members who have accepted such offer default in their obligations to purchase the interest, then the Selling Member within 120 days after the delivery of the offer may sell such interest to any other person or entity at a purchase price which is not less than the purchase price prescribed in the offer and upon terms and conditions which are substantially the same as the terms and conditions set forth in the offer, provided all other applicable requirements of this Agreement are complied with. An assignment of such interest to a person or entity who is not a Member of the Limited Liability Company shall only entitle such person or entity to the allocations and distributions to which the assigned interest is entitled, unless such person or entity applies for admission to the Limited Liability Company and is admitted to the Limited Liability Company as a Member in accordance with this Agreement.

If the Selling Member does not sell such interest within said 120 days, then the Selling Member may not thereafter sell such interest without again offering such interest to the other Members in accordance with this Article 13.

15. Admission of New Members

The Members may admit new Members (or transferees of any interests of existing Members) into the Limited Liability Company by the unanimous vote or consent of the Members.

As a condition to the admission of a new Member, such Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effectuate such admission and to confirm the agreement of such Member to be bound by all of the terms, covenants and conditions of this Agreement, as the same may have been amended. Such new Member shall pay all reasonable expenses in connection with such admission, including without limitation reasonable attorneys' fees and the cost of the preparation, filing or publication of any amendment to this Agreement or the Articles of Organization, which the Managing Member may deem necessary or desirable in connection with such admission.

No new Member shall be entitled to any retroactive allocation of income, losses, or expense deductions of the Limited Liability Company. The Managing Member may make pro rata allocations of income, losses or expense deductions to a new Member for that portion of the

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tax year in which the Member was admitted in accordance with Section 706(d) of the Internal Revenue Code and regulations thereunder.

In no event shall a new Member be admitted to the Limited Liability Company if such admission would be in violation of applicable federal or state securities laws or would adversely affect the treatment of the Limited Liability Company as a partnership for income tax purposes.

16. Withdrawal Events Regarding Members and Election to Continue the Limited Liability Company

In the event of the death, retirement, withdrawal, expulsion, or dissolution of a Member, or an event of bankruptcy or insolvency, as hereinafter defined, with respect to a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Limited Liability Company pursuant to the laws of Delaware (each of the foregoing being hereinafter referred to as a "Withdrawal Event"), the Limited Liability Company shall terminate sixty days after notice to the Members of such Withdrawal Event unless the business of the Limited Liability Company is continued as hereinafter provided.

Notwithstanding a Withdrawal Event with respect to a Member, the Limited Liability Company shall not terminate, irrespective of applicable law, if within aforesaid sixty day period the remaining Members, by the unanimous vote or consent of the Members (other than the Member who caused the Withdrawal Event), shall elect to continue the business of the Limited Liability Company.

Each of the Members hereby agrees that within forty-five days after a Withdrawal Event, each promptly shall consent, in writing, to continue the business of the Limited Liability Company. The sole remedy for breach of a Member's obligation to consent to continue the business of the Limited Liability Company under this paragraph shall be money damages (and not specific performance).

In the event of a Withdrawal Event with respect to any Member, any successor in interest to such Member (including without limitation any executor, administrator, heir, committee, guardian, or other representative or successor) shall not become entitled to any rights or interest of such Member in the Limited Liability Company, other than the allocations and distributions to which such Member is entitled, unless such successor in interest is admitted as a Member in accordance with this Agreement.

An "event of bankruptcy or insolvency" with respect to a Member shall occur if such Member: applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of his assets; or makes a general assignment for the benefit of creditors; or is adjudicated a bankrupt or an insolvent; or files a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment of debt or similar law or statute, or an answer admitting the material allegations of a petition filed against him in any bankruptcy, insolvency, readjustment of debt or similar proceedings; or takes any action for the purpose of effecting any of the foregoing; or an

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order, judgment or decree shall be entered, with or without the application, approval or consent of such Member, by any court of competent jurisdiction, approving a petition for or appointing a receiver or trustee of all or a substantial part of the assets of such Member, and such order, judgment or decree shall continue unstayed and in effect for thirty days.

17. Dissolution and Liquidation

The Limited Liability Company shall terminate upon the occurrence of any of the following: the election by the Members to dissolve the Limited Liability Company made by the affirmative vote or consent of Members holding two-thirds of the Members' Percentage Interests; the occurrence of a Withdrawal Event with respect to a Member and the failure of the remaining Members to elect to continue the business of the Limited Liability Company as provided for in Article 15 above; or any other event which pursuant to this Agreement, as the same may hereafter be amended, shall cause a termination of the Limited Liability Company.

The liquidation of the Limited Liability Company shall be conducted and supervised by the Managing Member or if there be none then by a person designated for such purposes by the affirmative vote or consent of Members holding a majority of the Members' Percentage Interests (the "Liquidating Agent"). The Liquidating Agent hereby is authorized and empowered to execute any and all documents and to take any and all actions necessary or desirable to effectuate the dissolution and liquidation of the Limited Liability Company in accordance with this Agreement.

Promptly after the termination of the Limited Liability Company, the Liquidating Agent shall cause to be prepared and furnished to the Members a statement setting forth the assets and liabilities of the Limited Liability Company as of the date of termination. The Liquidating Agent, to the extent practicable, shall liquidate the assets of the Limited Liability Company as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice.

The proceeds of sale and all other assets of the Limited Liability Company shall be applied and distributed in the following order of priority: (a) to the payment of the expenses of liquidation and the debts and liabilities of the Limited Liability Company, other than debts and liabilities to Members; (b) to the payment of debts and liabilities to Members; (c) to the setting up of any reserves which the Liquidating Agent may deem necessary or desirable for any contingent or unforeseen liabilities or obligations of the Limited Liability Company, which reserves shall be paid over to an attorney-at-law admitted to practice in the Commonwealth of Virginia as escrowee, to be held for a period of two years for the purpose of payment of the aforesaid liabilities and obligations, at the expiration of which period the balance of such reserves shall be distributed as hereinafter provided; (d) to the Members in proportion to their respective capital accounts until each Member has received cash distributions equal to any positive balance in his capital account, in accordance with the rules and requirements of Trea. Reg. Section 1.704-1(b)(2)(ii)(b); and (e) to the Members in proportion to the Members' Percentage Interests.

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The liquidation shall be complete within the period required by Trea. Reg. Section 1.704-1(b)(2)(ii)(b).

A taking of all or substantially all of the Property by condemnation or eminent domain shall be treated as a sale of the Property upon the dissolution of the Limited Liability Company. In such event any portion of the Property not so taken shall be sold, and the proceeds of such sale and the award for such taking shall be distributed in the manner provided for in this Article 16.

For purposes of allocating gain on the sale of the Property and other assets of the Limited Liability Company, gain shall be first allocated to the Members to the extent cash or other property was distributed to them pursuant to this Article 16 and the balance of such gain shall be allocated in proportion to the Members' Percentage Interests.

Upon compliance with the distribution plan, the Members shall cease to be such, and the Managing Member shall execute, acknowledge and cause to be filed such certificates and other instruments as may be necessary or appropriate to evidence the dissolution and termination of the Limited Liability Company.

18. Representations of Members

Each of the Members represents, warrants and agrees that the Member is acquiring the interest in the Limited Liability Company for the Member's own account for investment purposes only and not with a view to the sale or distribution thereof; the Member, if an individual, is over the age of 21; if the Member is an organization, such organization is duly organized, validly existing and in good standing under the laws of its state of organization and that it has full power and authority to execute this Agreement and perform its obligations hereunder; the execution and performance of this Agreement by the Member does not conflict with, and will not result in any breach of, any law or any order, writ, injunction or decree of any court or governmental authority against or which binds the Member, or of any agreement or instrument to which the Member is a party; and the Member shall not dispose of such interest or any part thereof in any manner which would constitute a violation of the Securities Act of 1933, the Rules and Regulations of the Securities and Exchange Commission, or any applicable laws, rules or regulations of any state or other governmental authorities, as the same may be amended.

19. Notices

All notices, demands, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been properly given if sent by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, addressed as follows: (a) if to the Limited Liability Company, to the Limited Liability Company c/o the Managing Member at his address first above written or to such other address or addresses as may be designated by the Limited Liability Company or the Managing Member by notice to the Members pursuant to this Article 18; (b) if to the Managing Member, to the Managing Member at his address first above

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written or to such other address or addresses as may be designated by the Managing Member by notice to the Limited Liability Company and the Members pursuant to this Article 18; and (c) if to any Member, to the address of said Member first above written, or to such other address as may be designated by said Member by notice to the Limited Liability Company and the other Members pursuant to this Article 18.

20. Power of Attorney

Each Member agrees to execute, acknowledge, swear to, deliver, file, record and publish such further certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may, in the opinion of the Managing Member, be necessary or desirable to carry out the intents and purposes of this Agreement.

Each Member, whether a signatory hereto or a subsequently admitted Member, hereby irrevocably constitutes and appoints the Managing Member (including any successor Managing Member) the true and lawful attorney-in-fact of such Member, and empower and authorize such attorney-in-fact, in the name, place and stead of each Member, to execute, acknowledge, swear to and file the Articles of Organization and any amendments thereto, and any other certificates, instruments and documents which may be required to be executed or filed under laws of any state or of the United States, or which the Managing Member shall deem advisable to execute or file, including without limitation all instruments which may be required to effectuate the formation, continuation, termination, distribution or liquidation of the Limited Liability Company.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive any assignment by such Member of such Member interest in the Limited Liability Company; provided, however, that if such Member shall assign all of his interest in the Limited Liability Company and the assignee shall become a substituted Member in accordance with this Agreement, then such power of attorney shall survive such assignment only for the purpose of enabling the Managing Member to execute, acknowledge, swear to and file all instruments necessary or appropriate to effectuate such substitution.

21. Arbitration

Any dispute, controversy or claim arising out of or in connection with this Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the city in which the principal place of business of the Limited Liability Company is then located, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any other time or place or under any other form of arbitration mutually acceptable to the parties involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and attorneys' fees, except that in the discretion of the arbitrator any award may include

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the attorneys' fees of a party if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic or in bad faith.

22. Amendments

This Agreement may not be altered, amended, changed, supplemented, waived or modified in any respect or particular unless the same shall be in writing and agreed to by the affirmative vote or consent of Members holding two-thirds of the Members' Percentage Interests. No amendment may be made to Articles 6, 8, 12 and 16 hereof, insofar as said Articles apply to the financial interests of the Members, except by the vote or consent of all of the Members. No amendment of any provision of this Agreement relating to the voting requirements of the Members on any specific subject shall be made without the affirmative vote or consent of at least the number or percentage of Members required to vote on such subject.

23. Miscellaneous

This Agreement and the rights and liabilities of the parties hereunder shall be governed by and determined in accordance with the laws of the Commonwealth of Virginia. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, which shall remain in full force and effect.

The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns shall be deemed to be the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. References to a person or persons shall include partnerships, corporations, limited liability companies, unincorporated associations, trusts, estates and other types of entities. The Managing Member and the Members collectively are referred to herein as the Members. Any one of the Members is referred to herein as a Member.

This Agreement, and any amendments hereto may be executed in counterparts all of which taken together shall constitute one agreement.

This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof. It is the intention of the Members that this Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Agreement provides for the incorporation of federal income tax rules or is expressly prohibited or ineffective under the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18, this Agreement shall govern even when inconsistent with, or different from, the provisions of any applicable law or rule. To the extent any provision of this Agreement is prohibited or otherwise ineffective under the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18, such provision shall be considered to be ineffective to the smallest degree possible in order to make this Agreement effective under the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18. If the Delaware Code Annotated, Title 6, Subtitle II, Chapter 18 is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

Subject to the limitations on transferability contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

No provision of this Agreement is intended to be for the benefit of or enforceable by any third

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party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Evan Almeida, Member

AFBC Holdings of Virginia, LLC, Member

By:

Alan Beal, Sole Manager

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CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this "Agreement"), dated as of October 7, 2020, is entered into among Seawolf Brewing Company, Inc., a Delaware corporation (the "Company"), and the persons and entities (each individually a "Purchaser," and collectively, the "Purchasers") named on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers").

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more convertible promissory   notes in exchange for the consideration (the "Consideration") set forth opposite each Purchaser's name on the Schedule of Purchasers.

Now, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1."Common Stock" means the Company's Class C common stock, par value US$0.00001.

1.2."Conversion Shares" (for purposes of determining the type of Equity Securities issuable upon conversion of the Notes) means:

a)with respect to a conversion pursuant to Section 4.1, shares of the Equity Securities issued in the Next Equity Financing;

b)with respect to a conversion pursuant to Section 4.2, shares of Common Stock;

c)with respect to a conversion pursuant to Section 4.3, shares of Common Stock; and

d)with respect to a conversion pursuant to Section 4.4, shares of Common Stock.

1.3."Conversion Price" means (rounded to the nearest 1/100th of one cent):

a)with respect to a conversion pursuant to Section 4.1, the lesser of: (i) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

b)with respect to a conversion pursuant to Section 4.2, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction;

c)with respect to a conversion pursuant to Section 4.3, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to such conversion; and

d)with respect to a conversion pursuant to Section 4.4 the product of (i) 100% less the Discount and (ii) the price per share qualified by the United States Securities and Exchange Commission for the Company's initial Regulation A offering.

1.4."Corporate Transaction" means:

a)the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets;

b)the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation  of such transaction); or

c)the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or

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series of related transactions to a "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Company's capital stock if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a "Corporate Transaction" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a "Corporate Transaction."

1.5."Discount" means 20%.

1.6."Equity Securities" means (a) common stock; (b) any securities conferring the right to purchase common stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) common stock. Notwithstanding the foregoing, the following will not be considered "Equity Securities":

(i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory   notes (including the Notes) issued by the Company; and (iii) any SAFEs issued by the Company.

1.7."Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.8."Fully Diluted Capitalization" means the number of issued and outstanding shares of the Company's capital stock, assuming (i) the conversion or exercise of all of the Company's outstanding convertible or exercisable securities, including shares of convertible Preferred Stock and all outstanding vested or unvested options or warrants to purchase the Company's capital stock; and (ii) solely for purposes of Sections 1.3(a), 1.3(c), the issuance of all shares of the Company's capital stock reserved and available for future issuance under any of the Company's existing equity incentive plans or any equity incentive plan created or expanded in connection with the Next Equity Financing. Notwithstanding the foregoing,

1.9."Fully Diluted Capitalization" excludes: (i) any convertible promissory notes issued by the Company (including the Notes issued pursuant to this Agreement); (ii) any SAFEs issued by the Company; and (iii) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

1.10."Maturity Date" means, with respect to each Note issued under this Agreement, October 7, 2022.

1.11.''Next Equity Financing" means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, from which the Company receives gross proceeds of not less than$1,000,000 (excluding, for the avoidance of doubt, the aggregate principal amount of the Notes).

1.12.''Notes" means the one or more promissory   notes issued to each Purchaser pursuant to Section 2, the form of which is attached here to as Exhibit A.

1.13."Preferred   Stock" means the Company's Preferred   stock, whether now existing or hereafter created.

1.14."SAFE" means any simple agreement for future equity (or similar agreement) which is issued by the Company for bona fide financing purposes and which may convert into the Company's capital stock in accordance with its terms.

1.15."Securities Act" means the Securities Act of 1933, as amended.

1.16."Requisite noteholders" means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

1.17."Valuation Cap" means US$30,000,000.

2.Purchase and Sale of Notes. In exchange for the Consideration paid by each purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser's name on the Schedule of Purchasers.

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3.Closings.

3.1.Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the "Initial Closing") will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Initial Closing agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2.Subsequent Closings. In any subsequent closing (each a "Subsequent Closing"), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it will select; provided that such sale will not take place later than March 31, 2021; and provided further that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed US$1,000,000. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at each Subsequent Closing and the patties purchasing such additional Notes.

4.Conversion.

Each Note will be convertible into Conversion Shares pursuant to this Section 4.

4.1.Next Equity Financing Conversion. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Shares upon the closing of the Next Equity Financing. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest each converting Note a date that is no more than five days prior to the closing of the Next Equity Financing by (y) the applicable Conversion Price. At least five days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

4.2.Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of a Note pursuant to Section 4.1, Section 4.3, Section 4.4 or the repayment of such Note, at the closing of such Corporate Transaction, the holder of each Note may elect tha.t such Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on a date that is no more than five days prior to the closing of such Corporate Transaction by (y) the applicable Conversion Price.

4.3.Maturity Conversion. At any time on or after the Maturity Date, at the election of the Requisite Noteholders, each Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued   interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.4.Regulation A Conversion. In the event of an offering under Regulation A prior to the conversion of a Note pursuant to Section 4.1, 4.2, 4.3, or the repayment of such Note, the holder of each Note may elect that such Note convert into Conversion Shares. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on the date of such conversion by (y) the applicable Conversion Price.

4.5.Mechanics of Conversion.

a)Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Shares pursuant to Section 4.1 may require such Purchaser's execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the "Financing Agreements"). Each Purchaser agrees to execute all of the Financing Agreements in connection with a Next

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Equity Financing.

b)Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the holder of such Note has surrenders the Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of the Notes pursuant to Section 4.1 and Section 4.2 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

5.Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1.Due Organization: Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to cany on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2.Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

5.3.Valid Issuance of Stock. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Purchasers in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

5.4.Compliance with Other Instruments. The authorization, execution and delivery of this Agreement, and the issuance and delivery of the Notes, will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company's current certificate of incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.5.Intellectual Property. To its knowledge, the Company has sufficient title and ownership of, or licenses to, all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any violation or infringement of the rights of others. The Company has executed an agreement with each of the Company's founders regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers.

5.6.Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its directors, officers or managers (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors, officers or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company.

5.7.Use of Proceeds. The Company hereby represents that it intends to use the proceeds of the Notes primarily for the operations of its business and not for any personal, family or household purpose. The Company hereby represents that its board of directors, in exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the loan provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

6.Representations and Warranties of the Purchaser. In connection with the transactions contemplated by

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this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

6.1.Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute a valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2.Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes, the Conversion Shares and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3.Disclosure of Information: Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser   is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4.Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5.Accredited Investor. Each Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6.Restricted Securities. Each Purchaser understands that the Securities are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Section 506 of the Securities Act and that reliance on such exemption is predicated in part on the truth and accuracy of the Purchaser's representations and warranties, and those of the other purchasers. Each Purchaser understands that the Securities are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Securities are "covered securities" under the National Securities Market Improvement Act of 1996 and/or exempt from such registration under Regulation D. Each Purchaser understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Purchaser's representations and warranties and those of other purchasers of the Securities. Each Purchasers covenants not to sell, transfer or otherwise dispose of the Securities unless such Security has been registered under the applicable securities laws or an exemption from registration is available.

6.7.No Public Market. Each Purchaser understands that no public market now exists for the Securities, a public market for the Securities may not develop, it may not be possible to liquidate the Securities readily, and the Securities have not been registered under the Securities Act and applicable state law and exemption from

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registration for resale may not be available.

6.8.No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9.Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser's signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser's principal place of business is located in the state or province identified in the address shown on such Purchaser's signature page hereto.

6.10.Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser's jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

7.Defaults and Remedies.

7.1.Events of Default. The following events shall be considered events of default with respect to each Note (each individually an "Event of Default":

a)If the Company defaults in the payment of any part of the principal or unpaid accrued   interest on the Note and the Company fails to cure such breach within 30 days after receipt of written notice thereof from the Purchaser, after the earlier of (i) the date on which the Requisite Noteholders demand payment on or subsequent to the Maturity Date or (ii) the date fixed for payment by acceleration or otherwise; or

b)If the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

c)If upon 60 days after the commencement of any proceeding against the Company seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if upon (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated.

d)If the Company (i) fails to comply in any material respect with the covenants and other terms relating to the Notes, (ii) fails to discharge material judgments, and (iii) cross-defaults with respect to material contracts.

7.2.Remedies.

a)Upon the occurrence of any Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Purchaser, and, in the case of an Event of Default pursuant to Section 7.2(b) or Section 7.2(c), automatically, be immediately due, payable and collectible by the Purchaser pursuant

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to applicable law.

b)In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys' fees and court costs incurred by each Purchaser in enforcing and collecting the Notes.

c)Upon the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate of 8% per annum.

d)The Purchasers rights and remedies hereunder shall be cumulative. The Purchasers shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law or inequity. No exercise by a Purchaser of one right or remedy shall be deemed an election, and no waiver by a Purchaser of any Event of Default shall be deemed a continuing waiver.

8.Miscellaneous.

8.1.Successors and Assigns; No Assignment to Competitors. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, each Purchaser represents and warrants that no assignment shall be made to a competitor of the Company unless the Company has consented to such assignment in writing.

8.2.Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or would require or prevent the application of the laws of any jurisdiction other than those of the State of Delaware.

8.3.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4.Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5.Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 8.5).

8.6.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and this Agreement will be enforceable in accordance with its terms.

8.7.No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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8.8.Entire Agreement: Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term   of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 8.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

8.9.Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 8.8 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

8.10.Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

8.11.Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to cany out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

8.12.Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delive1y and perfo1mance of this Agreement.

8.13.Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.14.Acknowledgement. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of splits, recapitalizations, combinations or other similar· transaction affecting the Company's capital stock underlying the Conversion Shares that occur prior to the conversion of the Notes.

8.15.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CA.USE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WA.IVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIYER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the patties hereto have executed this Agreement as of the date set forth above.

SEAWOLF BREWING COMPANY, INC.

By _

Name: Alan Beal

Title: CEO

Address: Annapolis MD 21401

Email Address:

IN WITNESS WHEREOF, the patties hereto have executed this Agreement as of the date set forth above.

If an individual:

Name:

Address:

Email Address:

If an entity:

a Delaware limited liability company

By: Its Manager,  a

Delaware limited liability company

By: Its Manager,  a

Delaware limited liability company

By: Its Managera

North Carolina limited liability Company

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SCHEDULE OF PURCHASERS

Initial Closing Date: October 7, 2020

Purchaser

Consideration and Principal

Balance of Promissory Note

, a Delaware limited liability company $100,000.00

TOTAL$100,000.00

Subsequent Closing Date: (DATE)

Purchaser Consideration and Principal

Balance of Promissory Note

[NAME]

[NAME] TOTAL

$(AMOUNT).00

$(AMOUNT).00

$[AMOUNT).00

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BREWING AND PACKAGING AGREEMENT

This Agreement is made as of April 25, 2022 (the "Effective Date") between BREW HUB, LLC, with its principal office at Interstate Commerce Park, 3900 South Frontage Road, Lakeland, Florida 33815 ("Brew Hub') and Armed Forces Brewing Company located at 1420 Catlyn Place, Annapolis MD 21401 (the "Company'}

Background

Brew Hub owns and operates a brewery in Lakeland, Florida and intends to build or acquire additional breweries in the United States (the "Brew Hub Breweries"). Company desires Brew Hub to produce and package the Company's beers at the Brew Hub Breweries, for sale to the Company.

Company and Brew Hub are entering into this Agreement to provide for the production and sale to the Company of the Company's beers listed on Schedule 1 (the "Product'}

Agreement

In consideration of the foregoing, the parties agree as follows:

1.Appointment; Term.

(a)Company hereby authorizes Brew Hub to produce and package the Product at the Brew Hub Breweries in accordance with the recipe for the Product provided to Brew Hub by the Company (the "Formula").

(b)Brew Hub agrees to produce and package the Product for sale to the Company in accordance with the terms of this Agreement.

(c)The initial term of this Agreement shall begin on the Effective Date and end on December 31, 2024 (the "Initial Term"). After the expiration of the Initial Term, the Agreement shall automatically renew for successive renewal terms of 3 years each. Either party may terminate this Agreement at the end of the Initial Term, or any renewal term, by providing to the other party a written notice of its intent not to renew at least one hundred eighty (180) days prior to the end of the then-current term.

(d)The Company agrees that Brew Hub shall have the first option to produce and package all beer that the Company chooses to brew outside of the Company's home brewery.

2.Formula.

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(a)Brew Hub shall produce and package Product in accordance with the Formula and other brewing and packaging specifications provided by the Company, as detailed on Schedule 1 attached hereto. Company shall be responsible to ensure that the Formula complies with federal, state and local law governing the composition of food and beverage products.

(b)There shall be no change in the Formula without the prior written consent of both parties. Changes to existing Formulas and new recipes must allow for sufficient time to test and clarify agreed processes as well as the timely procurement of raw materials to brew and package the beer.

(c)Any specialty hops required in the Formula must be obtained by the Company and provided to Brew Hub. Brew Hub does not contract hops for the Company.

3.Production and Packaging.

(a)Brew Hub agrees to produce and package the Product for sale to the Company, and the Company agrees to purchase the Product from Brew Hub, on the following terms.

(b)The Company will order at least      barrels (the "Minimum Amount") and not more than         barrels (the "Maximum Amount") for production by Brew Hub during the initial year 2022 and changing as mutually agreed each following year. For purposes hereof, a barrel equals 31 U.S. gallons of liquid. If the Company does not order the Minimum Amount during any year, Brew Hub shall have the right to terminate this Agreement at any time on 60 days notice. If the Company's orders exceed the Maximum Amount during any year, Brew Hub shall have the right to limit production of Product to the Maximum Amount.

(c)All bottles, cans, kegs and other packages for the Product ("Packaging Materials") shall be supplied by Brew Hub and Company. Packaging Materials shall be labeled in accordance with all applicable laws and regulations and in accordance with specifications on Schedule 1 attached hereto. If required, the label on each individual bottle or can of the Product and on secondary packaging shall bear a statement to the effect that it is "brewed and packaged for Company by Brew Hub, LLC" or such other notice as may reasonably be required.

(d)The composition and dimensions of all Packaging Materials shall be as described on Schedule 1 and may not be changed except as may be agreed by the parties in writing. Brew Hub shall purchase and maintain, from time to time, adequate Packaging Materials to meet the anticipated production of the Product over the next

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30 days.

(e)The Company shall pay to Brew Hub a Deposit in the amount of for the first (1) brand, within 10 days after the Effective Date. The Deposit shall be used by Brew Hub to pay for brewing materials and Packaging Materials for the Products and may be applied against any unpaid amounts owed to Brew Hub. Additional Deposits of             for each new Brand(s). The Deposit is not used for creative costs, one-time set-up costs or any other similar expenses incurred by Brew Hub, all of which shall be billed to the Company separately as incurred by Brew Hub. Upon termination of this Agreement, the Deposit shall be applied against the final invoice and other amounts owed to Brew Hub, or refunded to the Company, as appropriate.

(f)Brew Hub will apply a printed code customarily used by Brew Hub on all packages, which code shall include the date of production and specific information sufficient to allow lot tracing.

(g)Brew Hub shall have no obligation to install change parts to its packaging machinery in order to accommodate the Company's Packaging Materials. In the event that the Company requests and Brew Hub agrees to use Packaging Materials that require the acquisition and installation of change parts, the Company shall pay in advance the additional costs associated with acquiring and installing the change parts.

(h)Unless otherwise agreed between the parties in writing, Brew Hub shall place packaged Product on 40" x 48" pallets for delivery to the Company.

(i)Following termination of this Agreement, all packaged Product that is held by Brew Hub shall be made available to the Company for pick-up, provided the Company has paid all amounts owed under this Agreement. Brew Hub may dispose of Product held by Brew Hub for more than sixty (60) days following termination of this Agreement. No such disposal shall affect the Company's obligation to pay Brew Hub for such Product.

(j)  Following termination of this Agreement, the Company shall pay Brew Hub an amount equal to Brew Hub's cost, plus 15%, for any work in process inventory of Product and Packaging Materials that have not been used to produce Product, and the same shall be made available to the Company for pick-up. Brew Hub shall also have the right to dispose of work in process inventory and Packaging Materials held by Brew Hub for more than sixty (60) days following termination of this Agreement. No such disposal shall affect the Company's obligation to pay Brew Hub for such work in process inventory and Packaging Materials.

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4.Delivery.

(a)The Company shall contact Brew Hub to agree the specific pickup date and time for each order. Brew Hub shall load packaged Product onto pallets and onto delivery vehicles furnished by the Company. The carrier's driver shall inspect each shipment for damage prior to leaving the loading dock.

(b)All carriers selected by the Company to take delivery on behalf of the Company shall be subject to Brew Hub's approval, which approval sha11 not be unreasonably withheld or delayed. Company shall insure the packaged Product while in transit.

(c)Brew Hub shall have no obligation to store packaged Product for the Company for more than seven (7) days following the date of production. Brew Hub agrees that Product will be stored at a temperature consistent with Brew Hub's own products during this period.

(d)If Brew Hub stores packaged Product beyond seven (7) days following the date of production, storage fees will be invoiced as a separate charge at a rate of

-per pallet per month (30 days) and be billed separately for Freight charges. Brew Hub reserves the right to remove any Product inventoried past 60 days, through shipping to the Company or product destruction, with cost to be paid by the Company.

5.Quality Control.

(a)Brew Hub will comply with all applicable laws, regulations, and ordinances pertaining to the operation of the Brew Hub Breweries and will maintain the Brew Hub Breweries in a clean and sanitary condition, consistent with good manufacturing practices.

(b)Brew Hub will monitor production and packaging of the Product in accordance with the Company's procedures as provided in Schedule 1. In the event that the Company requests and Brew Hub agrees to engage in additional quality assurance monitoring prescribed by the Company, the parties will agree on an appropriate increase in the Brewing Fee (as defined below).

(c)Authorized representatives of the Company shall have the right, during normal business hours, upon reasonable notice and at Company's expense, to verify Brew Hub's compliance with the Formula by (i) inspecting the Brew Hub Breweries and all facilities and equipment used by Brew Hub to brew, package, store and ship the Product, as well as all ingredients, processing aids and containers used in brewing, packaging or shipping the Product; (ii) tasting samples of the Product at the Brew Hub

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Breweries; and (iii) sampling specimens of the ingredients used in making the Product. Such inspections shall not unreasonably interfere with Brew Hub's scheduled operations or activities at the Brew Hub Breweries.

(d)Upon the introduction of any new or revised Formula or Product by Company for production by Brew Hub, the Company will, as may be reasonably necessary and upon receipt by Company of a written request from Brew Hub, provide at the Company's expense the services of one qualified person from the Company, who is knowledgeable in the production of the Product, to assist Brew Hub with learning to produce the Product.

(e)Brew Hub will send production status reports to the Company, for review on a weekly basis to ensure accuracy and mutual agreement.

(f)Unless the Company has given notice to Brew Hub within 30 days after delivery of Product to the Company at Brew Hub's dock, the Company shall not be entitled to any claim in respect of quality of the Product or shortfall in the quantity of the Product delivered. If the Company fails to promptly issue such notice, the Company shall be deemed to have accepted the delivery and have waived all its rights to make any such claims.

6.Forecasting and Ordering.

(a)Beginning on April 25, 2022 and every October 1 thereafter, the Company shall supply Brew Hub a schedule of the Company's projected monthly purchases by package for the following calendar year (the ''Annual Volume Projection'). Unless Brew Hub agrees, each Annual Volume Projection shall not differ by more than 25% in aggregate volume from the Annual Volume Projection for the prior year or exceed the Maximum Amount. The Annual Volume Projection for 2022, the month-by-month forecast for the first 6 months of the Initial Term, and the Firm Orders for the first 3 months of the Initial Term are attached hereto as Schedule 2.

(b)On or before the 1st day of each month, the Company will provide to Brew Hub a forecast of the Company's total requirements for production by Brew Hub hereunder, detailed by brand and package, as shown in the following chart:

78

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(c)(i) Notwithstanding anything to the contrary in this Agreement, the Company shall provide firm orders ("Firm Orders") at least 60 days in advance of the desired production month. No changes to reduce a Firm Order will be accepted. If any portion of a Firm Order is cancelled within the 60 day period before production, the Company will be invoiced at the current ½ barrel draught pricing for the cancelled portion. If the Company fails to provide a Firm Order at least 60 days in advance, the amount in the "Forecast month 1" column in the chart in clause 6(b) shall be the Firm Order for the applicable month.

(ii)The Company shall take delivery of Product promptly upon completion of packaging.

(iii)Each order placed by the Company shall also be subject to the minimum order per package requirement as set by Brew Hub.

(d)Upon receipt by Brew Hub of an order for Product which complies with the foregoing requirements and which is submitted in accordance with such other standard procedures for receipt of such orders as Brew Hub may reasonably establish from time to time, each order shall represent a firm commitment by the Company to purchase and a firm commitment by Brew Hub to produce and deliver the quantity and package mix of the Product so ordered, subject to the following: Brew Hub shall not be obligated, during any calendar month, to supply an aggregate quantity of the Product which represents in excess of 125% of the amount indicated for such month on the applicable Annual Volume Projection for such month.

7.Failure by Company to Purchase.

If during any three consecutive calendar months, the Company fails to purchase from Brew Hub at least-(by total volume) of the amount indicated in respect of such months on the applicable Annual Volume Projection, Brew Hub shall have the right to terminate this Agreement by written notice to the Company.

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8.Fees.

(a)Company shall pay a fee for each case or keg of Product produced (the

"Brewing Fee") calculated in the manner described on Schedule 3.

(b)The Brewing Fee shall be invoiced to the Company as follows:

(i)an initial invoice equal to        ofthe expected total packaged production cost will be issued approximately 24 days in advance of the scheduled brew date. Payment of the initial invoice must be received 3 days prior to the brew date;

(ii)a final invoice equal to the actual total packaged production cost less the initial invoice will be issued as of the date of packaging and sent out within S business days of that date. The final invoice is due 21 days from the invoice date.

(iii)All Brewing Fee payments shall be made via wire or ACH transfer,

(iv)Any amounts due to Brew Hub hereunder which are not paid when due shall bear late fees from the due date until paid at a rate equal to 5% per month.

(c)Brew Hub may increase the Brewing Fee by giving sixty (60) days written notice to Company prior to the change. The annual increase in the Brewing Fee shall not exceed more than            in any calendar year unless Brew Hub documents a corresponding increase in cost of the materials needed to produce the Products.

9.Company Trademarks.

(a)The trademarks owned by the Company and used by Brew Hub in production of the Product shall remain the sole and exclusive property of the Company. The Company hereby grants Brew Hub the right to use the Company's trademarks solely on the packaging for the purposes of, and in accordance with, this Agreement.

(b)All Product packaging (primary and secondary), as well as labels on such packaging, shall bear such trademarks as the Company specifies from time to time.

10.Insurance.

(a)Brew Hub shall procure and maintain from qualified and licensed insurers a comprehensive general liability insurance policy including product liability in an amount not less than $1,000,000 in coverage for one occurrence and $2,000,000 in the aggregate. Coverage shall be on an occurrence rather than a claims made basis.

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The policy shall name the Company as an additional insured. The policy shall provide that the Company will be notified of the cancellation of the policy at least thirty (30) days prior to the effective date of such cancellation. Brew Hub shall, if required by law, provide workers compensation/employers liability with a limit of $1,000,000. Brew Hub shall not violate, or permit to be violated, any conditions of such insurance policy, and Brew Hub shall at all times satisfy the requirements of the insurance carrier writing said policy.

(b)From time to time at the request of the Company, Brew Hub shall provide the Company with a certificate from its insurer certifying that the insurance policy described in this Article is in force and that the Company is an additional insured thereunder. The evidence of coverage shall specifically state that the comprehensive general liability insurance policy coverage as it pertains to the Company shall be primary regardless of any other coverage that may be available to the Company.

(c)The Company shall procure and maintain from qualified and licensed insurers a comprehensive general liability insurance policy with product liability coverage regarding the sale of Product including liquor liability, in an amount not less than $1,000,000 in coverage for one occurrence and with an aggregate limit of $2,000,000 per year. Coverage shall be on an occurrence rather than a claims made basis. The Company shall, if required by law, carry workers compensation/employers liability coverage with a limit of $1,000,000. The Company shall also carry Automobile Liability with a limit of $1,000,000 and an Umbrella Liability Limit of $3,000,000 excess of underlying Comprehensive General Liability, Automobile Liability and Employer's Liability. The Company shall not violate, or permit to be violated, any conditions of such insurance policies, and the Company shall at all times satisfy the requirements of the insurance carrier writing said policy.

(d)From time to time at the request of Brew Hub, the Company shall provide Brew Hub with a certificate from its insurer certifying that the insurance policies described in this Article are in force and that Brew Hub is an additional insured thereunder. The evidence of coverage shall specifically state that the coverage in the comprehensive general liability, the automobile, and the umbrella policies as it pertains to Brew Hub shall be primary and non-contributory and shall name Brew Hub as an additional insured. All policies shall include waiver of subrogation regardless of any other coverage that may be available to Brew Hub, where allowable by law. All policies shall provide that Brew Hub will be notified of the cancellation of the policy at least thirty (30) days prior to the effective date of such cancellation

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11.Indemnification/Limitation of Liability.

(a)The Company undertakes the responsibility of performing all of its obligations contained in this Agreement and the Company will indemnify, defend and hold Brew Hub and its Affiliates harmless from and against any and all injuries, liabilities, losses, expenses, damages, actions, and judgments of whatsoever type or nature arising out of claims made by third parties, including, without limitation, reasonable attorneys' fees and expenses, court costs, and other legal expenses ("Liability"), incurred by it or them in connection with any claim based upon or arising from:

(i)any alleged or actual breach by the Company of any provision of this Agreement, or any act or omission of the Company, its Affiliates, or their employees or agents in the performance of this Agreement or otherwise in furtherance of the purposes hereof;

(ii)death, bodily injury, or property damage resulting from handling or consumption of the Product after delivery to the Company in accordance with this Agreement; or

(iii)Brew Hub's permitted use of the Company's trademarks in accordance with this Agreement.

(b)Brew Hub undertakes the responsibility of performing all of its obligations contained in this Agreement and Brew Hub will indemnify, defend and hold the Company and its Affiliates harmless from and against Liabilities incurred by it or them in connection with any claim based upon or arising from:

(i)any alleged or actual breach by Brew Hub of any provision of this Agreement, or any act or omission of Brew Hub, its Affiliates, or their employees or agents in the performance of this Agreement or otherwise in furtherance of the purposes hereof; or

(ii)death, bodily injury, or property damage resulting from failure by Brew Hub to follow the Formula in production of the Product.

(c)EXCEPT FOR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, BREW HUB MAKES NO OTHER WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT. IN NO EVENT SHALL BREW HUB BE LIABLE FOR DAMAGES IN EXCESS OF THE FEES PAID BY THE COMPANY TO

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BREW HUB UNDER THIS AGREEMENT.

(d)"Affiliate" means, with respect to a party, a person, corporation or other entity directly or indirectly controlling, controlled by or under common control with, such party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise.

12.Termination.

(a)This Agreement will terminate if:

(i)the parties shall mutually agree to terminate this Agreement; or

(ii)a party shall materially default in performance of any of its obligations under this Agreement and (if such default shall be curable) such default shall continue unremedied for a period of 30 days after written notice from the other party of such default, in which event the non-defaulting party shall have the right to terminate this Agreement on written notice to the defaulting party.

(b)Either party may terminate this Agreement immediately upon written notice to the other party if the other party shall make an assignment for the benefit of creditors; or commences a voluntary case or proceeding or consents to or acquiesces in the entry of an order for relief against itself in an involuntary case or proceeding under any bankruptcy, reorganization, insolvency or similar law; if a trustee or receiver or similar officer of any court is appointed for the other party or for a substantial part of the property of the other party; or if bankruptcy, reorganization, insolvency or liquidation proceedings are instituted against the other party without such proceedings being dismissed within 90 days from the date of the institution thereof.

(c)Termination of this Agreement shall be without prejudice to the rights of the parties accrued prior to the date of termination. No party shall have any liability to the other parties solely as a result of having exercised its right of termination as provided herein.

13.Force Majeure.

(a)If a party shall be prevented from performing any obligation hereunder (other than an obligation for the payment of money) by reason of Force Majeure, then such party shall not be deemed to be in default hereunder by reason of its failure to

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perform such obligation. The party which is so prevented from performing shall give prompt notice to the other party of the occurrence of such event of Force Majeure, as to the cause for such circumstance, the expected duration of such condition and the steps which it is taking to correct such circumstance. "Force Majeure" means causes or events beyond the reasonable control of the respective parties, including but not limited to acts of God, war, riots, civil commotion, accidents, explosions, fire, wind, cyclones, storms, hurricanes, earthquakes, floods, epidemics, acts of a public enemy, strikes, lockouts, sabotages, boycotts, picketing, labor disturbances or labor difficulties of any and all kinds, embargo, delays in the transportation of materials, delays or defaults caused by public carriers, governmental actions, laws, regulations or orders, which render it impossible for such party to perform its obligations under this Agreement.

(b)If, during any calendar year, Brew Hub shall be unable, by reason of an event of Force Majeure, to deliver Product to the Company in accordance with this Agreement, it shall allocate a percentage of its available capacity to production of Product, and such percentage shall be determined by comparing Brew Hub's estimated total production of Product with its estimated total production of all other beers for the applicable year, as shown on Brew Hub's production plan for that year.

14.Confidentiality.

(a)"Confidential Information" means any data or information relating to the business or affairs of the Company or Brew Hub which is confidential or secret in nature, expressly including but not limited to the Company's Formulas. Confidential Information shall not include information which (i) was already known to the party receiving it at the time of its receipt; (ii) has been published or is otherwise in the public domain at the time of its disclosure; (iii) came into the public domain without any breach of this Agreement; or (iv) was disclosed and is generally available to the public as a result of compliance with any applicable law or regulation.

(b)Brew Hub shall keep the Confidential Information of the Company confidential and secret and shall not disclose or make the Confidential Information available, directly or indirectly, to anyone other than those employees of Brew Hub who need the Confidential Information to enable Brew Hub to perform its obligations under this Agreement. Brew Hub shall cause each such employee to maintain the secrecy of the Confidential Information.

(c)The Company shall keep the Confidential Information of Brew Hub

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confidential and secret and shall not disclose or make such Confidential Information available, directly or indirectly, to anyone other than those employees of the Company who need the confidential information to enable the Company to perform its obligations under this Agreement. The Company shall cause each such employee to maintain the secrecy of the confidential information.

(d)The confidentiality obligations of the parties under this Section shall survive the termination of this Agreement.

15.Warranties.

(a)Each party warrants to the other party that it is duly organized and in good standing in its respective jurisdiction of organization, that it has the authority to enter into and perform this Agreement and that the consummation of this Agreement will not violate any agreement or judicial order to which it is a party or by which it is bound.

(b)Brew Hub warrants to the Company that:

(i)Brew Hub shall comply with the Formula for the Product and shall employ industry-standard quality controls and production methods, processes, and procedures.

(ii)Each Product shall be free from adulteration as defined by the United States Food, Drug and Cosmetics Act

(c)The Company warrants to Brew Hub that:

(i)The Company owns all necessary rights to the Formula and the trademarks, trade names, copyrights and other artwork owned or licensed by the Company for application to Packaging Materials ("Intellectual Property") used in packaging the Product. The Intellectual Property does not violate the laws and regulations of any government or injure or infringe upon the rights of any other person.

(ii)The Formula used in the Product shall comply with all US federal, state and local laws and regulations (statutory and common law) governing the composition of food and beverage products.

(iii)The Company will be responsible for acquiring and maintaining at its own cost and expense all licenses, permits and other authorizations necessary for the sale and distribution of the Product and shall be responsible for all other required registrations of any Product, including any requirements of any state in which Products are sold.

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(iv)The Company shall file with the Federal Alcohol and Tobacco Tax and Trade Bureau ("TTB") all information and required forms necessary for the Company to comply in all material respects with applicable TTB requirements, including filing for and acquiring an alternating proprietorship license when Brew Hub deems it appropriate.

16.Miscellaneous.

(a)Any notice, request, instruction or other document permitted or required to be given hereunder by either party hereto to the other party shall be in writing and delivered personally or sent by reliable international, air courier, as follows:

Brew Hub:

Interstate Commerce Park

3900 South Frontage Road

Lakeland, Florida 33815

Attention: Timothy Schoen

Company:

Armed Forces Brewing Company

Attention: Alan Beal

(b)This Agreement will be construed in accordance with and governed by the laws of the State of Florida.

(c)This Agreement, including the Schedules attached hereto (which are incorporated herein by reference), represents and incorporates the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings of any kind, whether written or oral. This Agreement may be amended only by a written amendment signed by both parties.

(d)The Company may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Brew Hub. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties

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hereto and their respective successors and permitted assigns.

(e)This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signature by electronic means, such as through fax or through e-mail of a scanned copy, shall be deemed to be a document signed on hard copy by hand.

(f)If any provision of this Agreement shall be determined to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and this Agreement shall be construed as if the illegal or unenforceable provision were not a part hereof, so long as the remaining provisions of this Agreement shall be sufficient to carry out the overall intent of the parties as expressed herein.

(g)No delay or forbearance by either party in enforcing any obligation of the other party under this Agreement shall be deemed to be a waiver of any rights of such party to enforce this Agreement, and no waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against which such waiver is to be enforced. A waiver of any provision of this Agreement on any one occasion shall not constitute a waiver for any other purpose.

(h)It is agreed by and between the parties that Brew Hub shall act as an independent contractor in the performance of its obligations set forth herein and shall not, under any circumstances, be considered an agent for or partner of the Company. The relationship between the parties is solely that set forth in this Agreement and no representations or warranties shall be made by either party to any third person or party to the contrary.

(i)In the event (A) any other party becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of the Company; (B) the shareholders of the Company approve an agreement to merge or consolidate the Company with any other corporation; or (C) the shareholders of the Company approve a disposition by the Company of more than fifty percent (50%) of the Company's assets, the Company shall take all necessary action to ensure that Brew Hub's rights under this Agreement shall continue without interruption, unless Brew Hub elects to terminate this Agreement. For the avoidance of doubt, in the event that the Company transfers, in whole or in part, its rights to manufacture and distribute the Product to a third party, the Company shall, as a condition of such transfer, require the third party to assume and perform all of the Company's obligations under this Agreement.

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(j)Schedule 4 attached hereto contains provisions governing Company production and sale of Product for retail sale and sampling at the tasting and hospitality room(s) at the Brew Hub Breweries.

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In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

BREW HUB, LLC

ARMED FORCES BREWING COMPANY, INC

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SCHEDULE 1(on file)

Parnter Brewery:

Brand Name:

Style:

SALT / ENZ / ACID

Ingredient	Amount	Mash?	Boil?
CaCl2 (oz)			
MgSO4 (oz)			
CaSO4 (oz)		✓	
Bioglucanase (mL)			
Phosphoric Acid (mL)			

QA SPECS

Test	Target	Unit of Measure
FG:		°P
Alcohol:		%V/V
CO_2:		VOL
pH:		
Bitterness		IBU
Color:		SRM
Turbidity:		FNU

MALT

Brand / Type	%	Target (lbs)
	Total	

MASH

	Liquor / Grist Ratio:		
	Mash Liquor Volume:		
	Target Mash pH:		
	Dough In Temp:		Flaked Protocol
Rest 1	Temp:		
	Time:		
Rest 2	Temp:		
	Time:		
Rest 3	Temp:		
	Time:		

BOIL

Target Pre-Boil:		°P
Target Boil Time:		Min
Target Cast Wort:		°P

BOIL / WP ADDITIONS

	Addition Type	Time	AA%	LBs
1				
2				
3				
4				
5				
6				
7				
8				
9				
10				
Whirlfloc G (KF)				
YEASTEX61 (YX)

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(a)SCHEDULE 4

Company grants Brew Hub, during the term of this Agreement and any extensions hereof, the limited right to produce additional quantities of Company's Product at Brew Hub's expense and control, exclusively for, and expressly limited to, Brew Hub's retail sales and sampling purposes within the Brew Hub tasting and hospitality room(s). The limited rights granted herein terminate immediately upon termination of this Agreement by either party.

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